UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PERRIGO COMPANY

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Perrigo Company

515 Eastern Avenue

Allegan, Michigan 49010

Telephone: (269) 673-8451

Notice of Annual Meeting of Shareholders

Tuesday, November 4, 2008

10:00 a.m. Eastern Time

Allegan County Area Technical & Education Center

2891 116th Avenue (M-222)

Allegan, Michigan 49010

The purpose of our 2008 Annual Meeting is to:

•	elect four directors for a three-year term beginning at the Annual Meeting,

•	approve the Perrigo Company Annual Incentive Plan,

•	approve the amendment and restatement of the Perrigo Company 2003 Long-Term Incentive Plan, and

•	consider and act upon other business that may properly come before the meeting.

The Board of Directors recommends that you vote FOR each of the director nominees and FOR the approval of the Annual Incentive Plan and the amendment and restatement of the 2003 Long-Term Incentive Plan.

You can vote at the Annual Meeting in person or by proxy if you were a shareholder of record on September 12, 2008. Your vote is important. Please vote your shares as soon as possible regardless of whether you plan to attend the Annual Meeting. To do so, you should promptly sign, date and return the enclosed proxy card or proxy voting instruction form or vote by telephone or Internet following the instructions on the proxy card.

Our 2008 Annual Report to Shareholders is enclosed.

Sincerely,

Todd W. Kingma

Secretary

October 1, 2008

Perrigo Company

Proxy Statement

The Proxy Statement, form of proxy and voting instructions are being mailed to shareholders starting on or about October 1, 2008.

Questions and Answers

Shareholders of publicly held companies often ask the following questions. We trust that the answers will assist you in casting your vote.

1.	Why did I receive these proxy materials?

You received these proxy materials because you are entitled to vote at our 2008 Annual Meeting of Shareholders. You are entitled to vote because you were a shareholder of record or a beneficial owner of Perrigo common stock on September 12, 2008.

2.	What am I voting on?

You will be voting on three proposals at our Annual Meeting:

•	election of four directors,

•	approval of the Perrigo Company Annual Incentive Plan, and

•	approval of the amendment and restatement of the Perrigo Company 2003 Long-Term Incentive Plan.

3.	What are the recommendations of the Board of Directors?

The Board of Directors recommends you vote FOR the election of each director nominee and FOR the approval of the Annual Incentive Plan and the amendment and restatement of the 2003 Long-Term Incentive Plan.

In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the meeting.

4.	Who may vote?

Holders of Perrigo common stock at the close of business on September 12, 2008, the record date, may vote their shares at the Annual Meeting. On that date, there were 92,922,316 shares of Perrigo common stock outstanding.

5.	How many votes do I have?

You have one vote for each share of Perrigo common stock that you own.

6.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Perrigo’s Transfer Agent, National City Bank, you are considered, with respect to those shares, the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other holder of record for your benefit, you are considered the “beneficial owner” of shares held in street name. The broker, bank or other holder of record is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy card or proxy voting instruction form included with this proxy statement or by following the instructions for voting by telephone or on the Internet.

7.	How do I vote?

If you own shares that are traded through NASDAQ, you may generally vote your shares in any of the following four ways:

1. By mail:	complete, sign and date the proxy card or voting instruction form and return it in the enclosed envelope.

2. By telephone:	call the toll-free number on the proxy card, enter the control number on the proxy card and follow the recorded instructions.

3. By Internet:	go to the website listed on the proxy card, enter the control number on the proxy card and follow the instructions provided.

4. In person:	attend the Annual Meeting, where ballots will be provided.

You may also vote by telephone or over the Internet if you hold your shares through a bank or broker that offers either of those options. If you choose to vote in person at the Annual Meeting and your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on September 12, 2008, the record date for voting.

If you own shares that are traded through the Tel-Aviv Stock Exchange (the “TASE”), you may only vote your shares in one of the following two ways:

1. By mail:

complete, sign and date the proxy card or voting instruction form and attach to it an ownership certificate from the Tel Aviv Stock Exchange Clearing House Ltd. (the “TASE’s Clearing House”) member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on September 12, 2008, the record date for voting, and return the proxy card or voting instruction form, along with the ownership certificate, to our designated address for that purpose in Israel, P.O. Box 20387, Tel Aviv, Israel 61200. If the TASE member holding your shares is not a TASE’s Clearing House member, please make sure to include an ownership certificate from the TASE’s Clearing House member in which name your shares are registered.

2. In person:

attend the Annual Meeting, where ballots will be provided. If you choose to vote in person at the Annual Meeting, you need to bring an ownership certificate from the TASE’s Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on September 12, 2008, the record date for voting. If the TASE member holding your shares is not a TASE’s Clearing House member, please make sure to include an ownership certificate from the TASE’s Clearing House member in which name your shares are registered.

8.	How does discretionary voting authority apply?

If you sign, date and return your proxy card or vote by telephone or Internet, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Judy L. Brown and Todd W. Kingma to vote on the items discussed in these proxy materials and on any other matter that is properly raised at the Annual Meeting. In that event, your proxy will be voted FOR the election of each director nominee, FOR approval of the Perrigo Company Annual Incentive Plan, FOR approval of the amendment and restatement of the 2003 Long-Term Incentive Plan, and FOR or AGAINST any other properly raised matters at the discretion of Judy Brown and Todd Kingma.

9.	What can I do if I change my mind after I vote my shares?

If your shares are traded through the NASDAQ, you may revoke your proxy at any time before it is exercised in one of four ways:

1.	notify our Secretary in writing before the Annual Meeting that you are revoking your proxy (your notice should be sent to our address on the cover of this proxy statement);

2.	submit another proxy with a later date;

3.	vote by telephone or Internet after you have given your proxy; or

4.	vote in person at the Annual Meeting.

If your shares are traded through the TASE, you may only revoke your proxy by using one of the following three methods:

1.

notify our Secretary in writing before the Annual Meeting that you are revoking your vote (your notice should be sent to our designated address for that purpose in Israel, P.O. Box 20387, Tel Aviv, Israel 61200);

2.	submit another proxy with a later date; or

3.	vote in person at the Annual Meeting.

10.	What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of Perrigo shares entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.

Abstentions and broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you.

11.	What is the required vote?

A plurality of the votes cast will elect directors. This means that the four nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that by following the instructions on the proxy card, by withholding authority as prompted during telephone or Internet voting or when you vote in person at the meeting. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors, even if they do not receive voting instructions from you. Therefore, no broker non-votes will occur in connection with the election of directors. Abstentions will have no effect on the election of the directors.

Approval of both of the Perrigo Company Annual Incentive Plan and the amendment and restatement of the 2003 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote on the proposal. Abstentions and broker non-votes will not be treated as votes cast in determining approval of these proposals and, therefore, will not have the effect of a vote for or against the proposal.

12.	What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should vote all of the shares reflected on the proxy cards you receive to guarantee that all of your shares are voted.

13.	How do I submit a shareholder proposal for next year’s Annual Meeting?

You must submit a proposal to be included in our proxy statement for the 2009 Annual Meeting no later than June 3, 2009. Your proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (the “SEC”). You may also submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2009 Annual Meeting. If you want to do this, we must receive your written proposal on or after August 6, 2009, but on or before August 26, 2009. If you submit your proposal after the deadline, then SEC rules permit the individuals named in the proxies solicited by Perrigo’s Board of Directors for that meeting to exercise discretionary voting power as to that proposal, but they are not required to do so.

To properly bring a proposal before an annual meeting, our by-laws require that you include in your proposal (1) your name and address as they appear on our stock records, (2) a brief description of the business you want to bring before the meeting, (3) the reasons for conducting the business at the meeting, (4) any interest you have in the business you want to bring before the meeting, and (5) the number of shares of Perrigo common stock that you own beneficially and of record. You should send any proposal to our Secretary at the address on the cover of this proxy statement.

14.	How do I nominate a director?

If you wish to nominate an individual for election as a director at the 2009 Annual Meeting, we must receive your nomination on or after August 6, 2009, but on or before August 26, 2009. In addition, our by-laws require that, for each person you propose to nominate, you provide (1) your name and address as they appear on our stock records, (2) the number of shares of Perrigo common stock that you own beneficially and of record, (3) the nominee’s written statement that he or she is willing to be named in the proxy statement as a nominee and to serve as a director if elected, and (4) any other information regarding the nominee that would be required by the SEC to be included in a proxy statement had Perrigo’s Board of Directors nominated that individual. You should send your proposed nomination to our Secretary at the address on the cover of this proxy statement.

15.	Who pays to prepare, mail and solicit the proxies?

Perrigo will pay all of the costs of preparing and mailing the proxy statement and soliciting the proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our Annual Report to Shareholders to the beneficial owners of Perrigo common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

16.	Can I access these proxy materials on the internet?

Yes. The proxy statement and our 2008 Annual Report and a link to the means to vote by internet are available at http://www.perrigo.com/proxymaterials.

Election of Directors

Eleven directors currently serve on our Board of Directors. The directors are divided into three classes. At this Annual Meeting, you will be asked to elect four directors. Each director will serve for a term of three years, until a qualified successor has been elected, or until his or her death, resignation, retirement, or removal by the shareholders for cause. The remaining seven directors will continue to serve on the Board as described below.

The nominees for this year, Moshe Arkin, Gary K. Kunkle, Jr., Herman Morris, Jr., and Ben-Zion Zilberfarb, are currently Perrigo directors. We will vote your shares as you specify on the enclosed proxy card or through telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve.

The Board of Directors unanimously recommends a vote FOR each of the director nominees.

The directors have provided the information below about themselves.

Nominees for Election at the 2008 Annual Meeting

Moshe Arkin, 55, has been a director of Perrigo since March 2005 and served as Vice Chairman of Perrigo from March 2005 until his retirement on March 17, 2008. He served as Chairman of the Board of Directors and was the principal shareholder of Agis Industries (1983) Ltd., now known as Perrigo Israel Pharmaceuticals Ltd. (“Agis”), from its establishment in 1983 (and prior to that of its affiliated companies) until its acquisition by Perrigo in March 2005. He also served as President of that company from December 2000 until March 2008. Mr. Arkin is Chairman of the Board for Exalenz Bioscience Ltd., a developer of specialized medical diagnostic equipment, and Chairman of the Board for Mobile Solid, a developer of software solutions for mobile devices. Mr. Arkin resides in Israel.

Gary K. Kunkle, Jr., 61, has been a director of Perrigo since October 2002 and served as Lead Independent Director from August 2007 to August 2008. He also served as the Chair of the Compensation Committee from May 2006 until October 2007. Mr. Kunkle served as Chairman and Chief Executive Officer of DENTSPLY International Inc., a manufacturer and marketer of products for the professional dental market, from January 2004 until his retirement in December 2006. He previously served as President and Chief Operating Officer of DENTSPLY from January 1997 to December 2003. He also was a director of that company from March 2002 until December 2006. From January 1994 to December 1996, he served as President of Vistakon, a division of Johnson & Johnson.

Herman Morris, Jr., 57, has been a director of Perrigo since December 1999 and has served as Chair of the Nominating & Governance Committee since October 2007. Since September 2006, he has been in the private practice of law in Memphis, Tennessee. From April 2006 to September 2006, Mr. Morris was Vice President and General Counsel of Pinnacle Airlines. Mr. Morris was a partner in the Baker, Donaldson, Bearman, Caldwell and Berkowitz law firm in Memphis, Tennessee from April 2004 to June 2006. He served as President and Chief Executive Officer of Memphis Light, Gas and Water Division from August 1997 until January 2004. Prior to that, Mr. Morris was General Counsel of Memphis Light, Gas and Water Division.

Ben-Zion Zilberfarb, 58, has been a director of Perrigo since February 2007. Since 1978 he has served as a consultant and director for private and public companies in the areas of banking, insurance and private capital. He also has served as a Professor of Economics at Bar-Ilan University and the Edmond de Rothschild Professor of Global Asset Management at Netanya Academic College since 1988 and 2004, respectively. From 1998 to 1999 he was Director General of Israel’s Ministry of Finance. He is a Board member and Chairman of the Audit Committee for Delek Group, a holding and management company investing in Israel and abroad, and for the Israel Discount Bank, both of which are traded on the Tel Aviv Stock Exchange. He was a member of the Board and Audit Committee of FundTech, Ltd. from 2002 to 2007, and of Partner Communication from 2000 till 2006. Mr. Zilberfarb resides in Israel.

Directors Continuing Until the 2009 Annual Meeting

Gary M. Cohen, 49, has been a director of Perrigo since January 2003 and has served as Lead Independent Director since August 2008. Since June 2006, he has served as Executive Vice President of Becton, Dickinson and Company (“BD”), a provider of medical supplies, devices, laboratory equipment and diagnostic systems. He also served as President of BD Medical, one of three business segments of BD from May 1999 until June 2006. Mr. Cohen has been an executive officer of BD in various capacities since October 1996. Mr. Cohen presently serves as a director of the United States Fund for UNICEF, the CDC Foundation, and the Academic Alliance Foundation, and he is a member of the Board of Trustees of Rutgers University and the Board of Advisors of the Rutgers Business School.

David T. Gibbons, 65, has been a director of Perrigo since June 2000. In March 2008, he was appointed Interim Chief Executive Officer of Cott Corporation, a leading provider of non-alcoholic beverages and store brand soft drinks. He has served on Cott’s board of directors since 2007. Mr. Gibbons served as Executive Chairman of Perrigo from October 9, 2006 until his retirement in March 2007. Prior to that, Mr. Gibbons served as the President and Chief Executive Officer of Perrigo from May 2000 to October 2006 and as Chairman of the Board from August 2003 to October 2007. He served as President of Rubbermaid Europe from August 1997 to April 1999 and as President of Rubbermaid Home Products from December 1995 to August 1997. Prior to joining Rubbermaid, Mr. Gibbons served in a variety of general management, sales and marketing positions during his 27-year career with 3M Company. Mr. Gibbons is also a director of Robbins & Myers, Inc., a supplier of application-critical equipment and systems to the global pharmaceutical, energy and industrial markets.

Ran Gottfried, 64, has been a director of Perrigo since February 2006. Since July 2006, Mr. Gottfried has served as Chairman and CEO of Powerpaper Ltd., a leading developer and manufacturer of micro-electrical cosmetic and pharmaceutical patches. Since 1991 he has also served as a consultant and director of private and public companies in Israel in the areas of retail and distribution, pharmaceuticals, and telecommunications. From January 2001 until December 2005, he served as Chairman of Magnolia Silver Jewelry, Ltd. Mr. Gottfried also served as an advisor to Careline-Neca, a consumer division of Perrigo’s Israeli subsidiary from 2004 until March 2007, when his consulting ended. Mr. Gottfried was a director of Agis from 2003 until its acquisition by Perrigo in March 2005. Mr. Gottfried is also a director of Bezeq, Israel’s leading telecommunications provider. Mr. Gottfried resides in Israel.

Ellen R. Hoffing, 51, has been a director of Perrigo since July 2008. Since September 2006, Ms. Hoffing has served as President and Chief Executive Officer of Applied NeuroSolutions, Inc., a development stage biopharmaceutical company focused on diagnostics and therapeutics for the treatment of Alzheimer’s disease. She has also served as Chairman of Applied NeuroSolutions’ Board of Directors since December 2007. Ms. Hoffing’s extensive experience in the pharmaceutical industry includes senior positions at American Pharmaceutical Partners, from March 2005 to November 2005, Baxter Healthcare, from November 2002 to March 2005, and G.D. Searle, from September 1983 to October 2000.

Directors Continuing Until the 2010 Annual Meeting

Laurie Brlas, 51, has been a director of Perrigo since August 2003 and has served as Chair of the Audit Committee since October 2004. Since March 2008, Ms. Brlas has served as Executive Vice President, Chief Financial Officer of Cleveland-Cliffs, Inc., the largest producer of iron ore pellets in North America. Previously at Cleveland-Cliffs, Inc., Ms. Brlas served as Senior Vice President from December 2006 to March 2008 and Treasurer from December 2006 to November 2007. Prior to that Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS Corporation from April 2000 through November 2006. From September 1995 through March 2000, Ms. Brlas held various positions with Office Max, Inc., most recently as Senior Vice President and Corporate Controller.

Michael J. Jandernoa, 58, has been a director of Perrigo since January 1981 and has served as the Chair of the Compensation Committee since October 2007. He served as Perrigo’s Chief Executive Officer from February 1988 through April 2000 and as Chairman of the Board from October 1991 to August 2003. Mr. Jandernoa also served in various other executive capacities with Perrigo since 1979. He is a general partner of Bridge Street Capital Fund 1, LLP; a director of Fifth Third Bank – West Michigan, a Michigan banking corporation; and a director of Steelcase, Inc., a manufacturer of casegood products and furniture systems for the office furniture industry. Mr. Jandernoa also serves on the Boards of the Strategic Economic Investment and Commercial Board (SEIC) (formerly Michigan Technology Tri-Corridor and Life Science Corridor) and the Michigan Economic Development Corporation.

Joseph C. Papa, 53, joined Perrigo in October 2006 as President and Chief Executive Officer and was elected to the Board of Directors in November 2006 and appointed Chairman of the Board in October 2007. He previously served as Chairman and Chief Executive Officer of the Pharmaceutical and Technologies Services segment of Cardinal Health, Inc. from December 2004 to October 2006. Prior to that position he served as President and Chief Operating Officer of Watson Pharmaceuticals, Inc. from 2001 to 2004. Additionally, he has held management positions at DuPont Pharmaceuticals, Pharmacia Corporation, G.D. Searle & Company and Novartis AG. Mr. Papa is a director of Smith & Nephew, a developer of advanced orthopedic medical devices.

Corporate Governance

General

Our Board of Directors has oversight responsibility for our business, property and affairs. The Chief Executive Officer reports directly to the Board, and members of our executive management regularly advise the Board on those business segments for which each has management responsibility. In addition, our Board approves and authorizes our strategic direction after considering strategic plan recommendations made to the Board by executive management. Finally, as part of our ongoing commitment to corporate governance, we regularly review our corporate governance policies and practices for compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the NASDAQ listing standards.

Corporate Governance Guidelines

The Board of Directors has set forth its corporate governance policies and practices in a set of Corporate Governance Guidelines that assist the Board in the exercise of its responsibilities. The Board may amend these Guidelines from time to time. Our Corporate Governance Guidelines are available on our website (http://www.perrigo.com) under the heading For Investors – Corporate Governance – Governance Guidelines. The guidelines also are available in print to shareholders upon written request made to our General Counsel, Todd W. Kingma, at the address shown on the cover of this proxy statement.

Code of Conduct

Our Code of Conduct acknowledges that a reputation for ethical, moral and legal business conduct is one of Perrigo’s most valuable assets. The Code requires that our employees, officers and directors comply with laws and other legal requirements, avoid conflicts of interest, protect corporate opportunities and confidential information, conduct business in an honest and ethical manner and otherwise act with integrity and in Perrigo’s best interest. In addition, our Code acknowledges special ethical obligations for financial reporting. Our Code of Conduct is available on our website (http://www.perrigo.com) under the heading For Investors – Corporate Governance – Code of Conduct, and we will promptly post any amendments to or waivers of the Code on our website. Our Code is available in print to shareholders upon written request made to our General Counsel, Todd W. Kingma, at the address shown on the cover of this proxy statement.

Related-Party Transaction Policy

The Board of Directors has adopted a Related-Party Transaction Policy, which requires that all covered related-party transactions be approved or ratified by the Nominating & Governance Committee. A copy of our Related-Party Transaction Policy is available on our website (http://www.perrigo.com) under the heading For Investors – Corporate Governance – Related-Party Transaction Policy.

Director Independence

Our Corporate Governance Guidelines provide that a substantial majority of the Board should consist of directors who meet the independence requirements of NASDAQ. Accordingly, our Board conducts an annual review to determine whether each of our directors qualifies as independent. A director will not be considered independent unless the Board of Directors determines that the director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its most recent annual review, the Board of Directors has concluded that each director, other than Moshe Arkin, David T. Gibbons and Joseph C. Papa, is independent as defined in the NASDAQ listing standards. Mr. Papa is not independent under these standards because he is currently serving as an officer of Perrigo. Mr. Arkin and Mr. Gibbons are not independent under these standards because they served as officers of Perrigo within the past three years. In addition, Mr. Arkin has certain other relationships with us as described below.

Executive Sessions of Independent Directors

The independent members of the Board of Directors hold regularly scheduled meetings in executive session without management and also meet in executive session with the Chief Executive Officer on an as needed basis.

Lead Independent Director

The Perrigo Board of Directors has appointed a non-management director to serve as the Lead Independent Director. The Lead Independent Director coordinates the activities of the other non-management directors and performs such other duties and responsibilities as the Board of Directors may determine. This position rotates annually, by seniority, among our independent directors.

The role of the Lead Independent Director includes:

•	presiding at all Board meetings at which the Chairman is not present, including executive sessions of the independent directors;

•	serving as a liaison between the Chairman and the independent directors;

•	having the authority to call meetings of the independent directors; and

•	if requested by a major shareholder, ensuring that he or she is available for consultation and direct communications.

Currently, the Lead Independent Director is Gary M. Cohen.

Communications with Directors

Shareholders and other interested parties may communicate with any of our directors or with the independent directors as a group by writing to them in care of our General Counsel, Todd W. Kingma, at the address shown on the cover of this proxy statement. Relevant communications will be distributed to the appropriate directors depending on the facts and circumstances outlined in the communication. In accordance with the policy adopted by our independent directors, any communications that allege or report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are forwarded to the Chief Financial Officer, as appropriate. If either the Chief Financial Officer or the General Counsel believes that the communication is significant or possibly material to Perrigo, it will be immediately sent to the Chair of the Audit Committee and, after consultation with the Chair, may be sent to the other members of the Audit Committee. Communications that are not immediately sent to the Audit Committee Chair will be reported to the Audit Committee on a quarterly basis. In addition, the Lead Independent Director will be advised promptly of any communications that allege misconduct on the part of Perrigo management or that raise legal, ethical or compliance concerns about Perrigo’s policies or practices. The Lead Independent Director will also receive periodic updates on any other communications that raise issues related to Perrigo’s affairs, and he or she will determine which of these communications he or she would like to see. In addition, the General Counsel maintains a log of all such communications, which is available for review upon the request of any Board member.

Director Nominations

Pursuant to our Corporate Governance Guidelines, the Nominating & Governance Committee, with the involvement of our Chief Executive Officer, is responsible for screening and recommending candidates for service as a director and considering recommendations offered by shareholders in accordance with our by-laws. The Board as a whole is responsible for approving nominees. The Nominating & Governance Committee recommends individuals as director nominees based on various criteria, including their business and professional background, integrity, understanding of our business and demonstrated ability to make independent analytical inquiries. In addition, directors should be willing and able to devote the necessary time to Board and committee duties. A director’s qualifications in meeting these criteria are considered at least each time the director is re-nominated for Board membership.

The Nominating & Governance Committee, our Chairman of the Board and Chief Executive Officer, our Lead Independent Director or other Board members may identify a need to add new members to the Board to satisfy specific criteria or simply to fill a vacancy. In that case, the Nominating & Governance Committee will initiate a search for potential director nominees, seeking input from other Board members and senior management, and may hire outside advisers to assist in identifying and evaluating candidates.

One of our directors, Moshe Arkin, had the right, subject to Perrigo’s Corporate Governance Guidelines, to nominate one additional independent director and, in the event of a vacancy on the Board, to nominate a second independent director to Perrigo’s Board of Directors, pursuant to a November 14, 2004 Nominating Agreement as amended through September 10, 2005. Mr. Arkin exercised his rights by nominating Messrs. Gottfried and Zilberfarb, who were elected to the Board in February 2006 and February 2007, respectively. Directors nominated pursuant to the Nominating Agreement must tender their resignation from the Board when Mr. Arkin both ceases to own at least 9% of the outstanding shares of Perrigo common stock and ceases to own 9,000,000 shares of Perrigo common stock.

Our by-laws permit shareholders to nominate candidates for consideration at an annual meeting. The process for shareholders to submit a director candidate in accordance with our by-laws is described in this proxy statement under “Questions and Answers – How do I nominate a director?” Assuming that a properly submitted shareholder recommendation for a potential nominee is received and appropriate biographical and background information is provided, the Nominating & Governance Committee and the Board will follow the same process and apply the same criteria as they do for candidates submitted by other sources.

Stock Ownership

Each director is required to maintain a minimum ownership of Perrigo stock equal to the total of his or her preceding three years’ stock grants. If a director has served less than three years, he or she must maintain a stock ownership level equal to the restricted shares granted to him or her for service as a director. In addition, the Chief Executive Officer must own shares of Perrigo stock equal in value to two times his annual base salary, and each executive officer must own shares of Perrigo stock equal in value to one times his or her annual base salary. These individuals must attain that level of ownership within three years of appointment to his or her executive position. Our directors and executive officers are in compliance with these guidelines.

In August 2008, Perrigo’s Board of Directors approved changes to these ownership guidelines that will apply in fiscal 2009 and beyond. In particular, these new ownership guidelines, while still expressed in terms of a multiple of base salary for executive officers, will be expressed as a multiple of annual cash retainer for directors and have been increased as follows:

•	Chief Executive Officer: 5 times base salary

•	Executive Vice President: 3 times base salary

•	Senior Vice President: 2 times base salary

•	Non-Executive Director: 5 times annual cash retainer

Stock ownership includes (i) shares purchased on the open market, (ii) shares owned jointly with a spouse and/or children, (iii) shares acquired through the exercise of stock options or vesting of restricted shares or restricted stock units, (iv) shares held through the Perrigo Company Profit-Sharing and Investment Plan, (v) unvested but earned performance-based restricted stock shares or units that have not been forfeited, and (vi) unvested restricted shares or restricted stock units that have not been forfeited.

In addition, until each non-executive director and executive officer attains the applicable target stock ownership level, he or she is required to retain a stated percentage of shares received through our incentive plans, including shares obtained through the exercise of stock options, vesting of restricted shares, payout of performance shares and any other vehicle through which the individual acquires shares. In particular, prior to obtaining the target ownership level, the non-executive directors and executive officers are restricted from selling more than 50% of net shares obtained through our compensation programs. The only exceptions are if the participant tenders shares to pay taxes or, in the case of stock options, to pay the exercise price of the options. In these cases, however, the participants must still adhere to the retention requirements with respect to the remaining shares.

Attendance at Annual Meeting

We encourage all of our directors to attend our Annual Meeting of Shareholders. While their attendance is not required, each of our continuing directors who was serving as a director at that time attended our last annual meeting.

Board and Committee Membership

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants, and by participating in meetings of the Board and its committees.

Perrigo’s Board of Directors met eight times during fiscal year 2008. In addition to these meetings of the full Board, directors attended Board committee meetings. The Board of Directors has standing Audit, Compensation and Nominating & Governance Committees and has adopted a charter for each committee. Copies of the committees’ charters are available on our website (http://www.perrigo.com) under For Investors – Corporate Governance and are available in print to shareholders upon written request made to our General Counsel, Todd W. Kingma, at the address shown on the cover of this proxy statement. During fiscal year 2008, each director attended at least 75% percent of the regularly scheduled and special meetings of the Board and Board committees on which he or she served.

Audit Committee

During fiscal year 2008, the Audit Committee met five times. The committee consists solely of the following independent directors: Laurie Brlas (Chair), Gary K. Kunkle, Jr. and Ben-Zion Zilberfarb.

The Audit Committee monitors our accounting and financial reporting principles and policies and our internal controls and procedures. It is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm in the preparation and issuance of audit reports and related work, including the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting. It is also responsible for overseeing the work of our internal audit function. The Board has adopted an Audit Committee Charter that specifies the composition and responsibilities of the committee. Additional information on the committee and its activities is set forth in the Audit Committee Report.

The Board of Directors has determined that each member of the Audit Committee (1) meets the audit committee independence requirements of the NASDAQ listing standards and the rules and regulations of the SEC and (2) is able to read and understand fundamental financial statements, as required by the NASDAQ listing standards. The Board has also determined that Laurie Brlas has the requisite attributes of an “audit committee financial expert” under the SEC’s rules and that such attributes were acquired through relevant education and work experience.

Compensation Committee

During fiscal year 2008, the Compensation Committee met six times. The committee consists solely of the following independent directors: Michael J. Jandernoa (Chair), Gary M. Cohen and Ran Gottfried.

The Compensation Committee reviews and recommends to the Board compensation arrangements for the Chief Executive Officer and non-employee directors. It also reviews and approves the annual compensation for executive officers, including salaries, bonuses and incentive and equity compensation, and administers Perrigo’s incentive and other long-term employee compensation plans. The Compensation Committee has engaged Hewitt Associates LLC as its independent consultant to assist it in considering and analyzing market practices and trends as well as management’s compensation recommendations. Additional information regarding the processes and procedures of the Compensation Committee is presented in the Compensation Discussion and Analysis – Program Administration section, beginning on page 20.

Nominating & Governance Committee

During fiscal year 2008, the Nominating & Governance Committee met five times. The Committee consists solely of the following independent directors: Herman Morris, Jr. (Chair), Michael J. Jandernoa and Gary M. Cohen.

The Nominating & Governance Committee identifies and recommends to the Board qualified director nominees for the next annual meeting of shareholders, including consideration of shareholder nominations for election to the Board submitted in accordance with the procedures discussed above under “Questions and Answers – How do I nominate a director?” This committee also develops and recommends to the Board the Corporate Governance Guidelines applicable to Perrigo, leads the Board in its annual review of Board performance and makes recommendations to the Board with respect to the assignment of individual directors to various committees.

Director Compensation

Annual Retainer Fees

Directors who are Perrigo employees receive no fees for their services as directors. Non-employee directors receive a $50,000 annual cash retainer fee covering all regular and special Board meetings and the Annual Meeting of Shareholders. Each non-employee director also receives stock options having a Black-Scholes value of $40,000 on the grant date and an annual restricted stock grant having a value of $40,000 on the grant date based upon the closing price of our stock on that date. The restricted stock grant is made on the date of the Annual Meeting of Shareholders pursuant to our shareholder-approved 2003 Long-Term Incentive Plan (the “LTIP”) and is intended to directly link an element of director compensation to shareholders’ interests. Each grant of restricted shares vests on the date of the next Annual Meeting of Shareholders.

The Chair of the Audit Committee receives an additional annual retainer of $10,000. The Chairs of the Compensation and Nominating & Governance Committees each receive an additional annual retainer of $5,000.

Attendance Fees

Directors receive $500 for each telephonic Board or committee meeting in which they participate and $1,000 per day for activities requiring travel in furtherance of Board or Perrigo business (other than to and from Board and committee meetings). We also reimburse directors for travel expenses incurred in connection with attending Board and committee meetings.

For each in-person committee meeting of the Audit Committee attended, the Chair of the Audit Committee receives $2,000 and the other Audit Committee members each receive $1,500. For each in-person meeting of the Compensation and Nominating & Governance Committees attended, the Chairs of the Compensation and Nominating & Governance Committees each receive $1,500 and the other members of the Compensation and Nominating & Governance Committees each receive $1,000.

The following table summarizes the compensation of our non-employee directors who served during fiscal year 2008.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Option Awards ($) (3)	Total ($)

Moshe Arkin (1)	14,923	—	—	14,923
Laurie Brlas	71,000	48,137	24,989	144,126
Gary M. Cohen	61,000	48,137	24,989	134,126
Larry Fredricks (2)	21,667	22,959	9,141	53,767
David T. Gibbons	51,000	26,659	15,280	92,939
Ran Gottfried	57,000	45,418	24,989	127,407
Michael J. Jandernoa	65,333	48,137	24,989	138,459
Gary K. Kunkle, Jr.	59,417	48,137	24,989	132,543
Herman Morris, Jr.	64,000	48,137	24,989	137,126
Ben-Zion Zilberfarb	58,500	43,132	24,341	125,973

(1)	Mr. Arkin served as an executive officer of Perrigo until March 17, 2008, at which time he began to receive compensation as a non-employee director.

(2)	Mr. Fredricks retired as a director as of the Annual Meeting of Shareholders on October 30, 2007.

(3)

Amounts reflect the expense recognized for financial statement purposes for the fiscal year ended June 28, 2008 in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to fiscal 2007. Stock awards include only service-based restricted stock. Stock awards granted prior to fiscal 2007 and 2008 vest one-third per year over three years beginning on the anniversary of the grant. Stock awards granted in fiscal 2007 and 2008 fully vest after one year. Option awards also fully vest after one year. Assumptions used in the calculation of expenses related to option awards are included in footnote J to our audited financial statements for the fiscal year ended June 28, 2008 included in our Annual Report on Form 10-K.

The total number of unvested shares of restricted stock held by each director as of June 28, 2008 was: Mr. Arkin, 6,454; Ms. Brlas, 2,715; Mr. Cohen, 2,715; Mr. Fredericks, -0-; Mr. Gibbons, 1,706; Mr. Gottfried, 2,306; Mr. Jandernoa, 2,715; Mr. Kunkle, 2,715; Mr. Morris, 2,715; and Mr. Zilberfarb, 1,706.

The total number of unvested stock options held by each director as of June 28, 2008 was: Mr. Arkin, 71,847; Ms. Brlas, 4,650; Mr. Cohen, 4,650; Mr. Fredericks, -0-; Mr. Gibbons, 4,650; Mr. Gottfried, 4,650; Mr. Jandernoa, 4,650; Mr. Kunkle, 4,650; Mr. Morris, 4,650; and Mr. Zilberfarb, 4,650. The total number of vested stock options held by each director as of June 28, 2008 was: Mr. Arkin, 25,000; Ms. Brlas, 10,814; Mr. Cohen, 10,814; Mr. Fredericks, -0-; Mr. Gibbons, 100,000; Mr. Gottfried, 5,814; Mr. Jandernoa, 24,095; Mr. Kunkle, 10,814; Mr. Morris, 29,095; and Mr. Zilberfarb, 4,364.

Certain Transactions

Our Code of Conduct provides that our directors, officers and employees must avoid engaging in any type of activity, such as related-party transactions, that might create an actual or perceived conflict of interest. In addition, in August 2008, our Board of Directors adopted a Related-Party Transaction Policy that requires that all covered related-party transactions be approved or ratified by the Nominating & Governance Committee. Under the Policy, each executive officer, director or director nominee must promptly notify the Chair of the Nominating & Governance Committee and our General Counsel in writing of any actual or prospective related-party transaction covered by the Policy. The Nominating & Governance Committee, with input from our Legal Department, reviews the relevant facts and approves or disapproves the transaction. In reaching its decision, the Nominating & Governance Committee considers the factors outlined in the Policy, a copy of which is available on our website (http://www.perrigo.com) under the heading For Investors – Corporate Governance – Related-Party Transaction Policy.

In addition, on an annual basis, each director and executive officer completes a Directors’ and Officers’ Questionnaire that requires disclosure of any transactions with Perrigo in which he or she, or any member of his or her immediate family, has a direct or indirect material interest. In accordance with our Nominating & Governance Committee charter, the Nominating & Governance Committee conducts an annual review of the information provided in these questionnaires.

Consulting Agreement

On May 1, 2008, we entered into a Consulting Agreement with Moshe Arkin and M. Arkin Ltd., a company controlled by Mr. Arkin. Mr. Arkin is a member of our Board of Directors and, until March 17, 2008, was Vice Chairman and General Manager, Perrigo Global Generics and API. Pursuant to the Consulting Agreement, Mr. Arkin will provide advice and consultation concerning our generic prescription, API, and Israeli-pharmaceutical businesses. The Consulting Agreement has a one-year term, but it is subject to automatic renewal for one-year periods unless either we or Mr. Arkin terminates the agreement. We may terminate the agreement upon 90 days written notice or immediately if Mr. Arkin materially breaches the terms of the agreement. During the term, we will pay Mr. Arkin an annual fee of $370,000. Mr. Arkin is subject to a confidentiality provision for five years after the later of the expiration or termination of the agreement or the termination of Mr. Arkin’s service as a member of our Board of Directors. In addition, the agreement prohibits Mr. Arkin from competing with us for one year after the expiration or termination of the agreement unless he obtains written consent from our Board of Directors.

Lease Agreement

Through our subsidiary, Perrigo Israel Pharmaceuticals Ltd. (formerly Agis Industries (1983) Ltd.), we lease approximately 60,000 square feet of office space in Bnei-Brak, Israel from Arkin Real Estate Holdings (1961) Ltd., a corporation that is wholly owned by Moshe Arkin, who is a director and the former Vice Chairman of Perrigo. The lease pre-dates Perrigo’s acquisition of Agis. In 2006, Perrigo Israel exercised an option to extend the lease term until December 31, 2011. In January 2008, the rent under the lease was reduced pursuant to a rental adjustment mechanism under the lease based on then-current market rates. The total rent paid under the lease in fiscal 2008 was $555,409. We believe the rent and other terms of this lease are no less favorable to us than terms we could have obtained from an unrelated third party for similar property.

Nominating Agreement

In connection with Perrigo’s acquisition of Agis, Perrigo entered into a Nominating Agreement with Moshe Arkin on November 14, 2004 that was amended on July 12, 2005 and September 10, 2005. Pursuant to the amended Nominating Agreement, and subject to Perrigo’s Corporate Governance Guidelines, Perrigo agreed to name Mr. Arkin to Perrigo’s Board of Directors and to give him the right after the closing of the Agis acquisition to nominate an additional independent director and, in the event of a vacancy on the Perrigo Board, to nominate a second independent director to the Board.

Each independent director nominated pursuant to the Nominating Agreement will serve on the Board for the remainder of the term of the class of directors to which he or she was nominated and will be nominated for election by shareholders to serve for one additional full term of such class, subject to Perrigo’s Corporate Governance Guidelines, and will also serve on at least one committee of the Perrigo Board in accordance with and subject to his or her respective qualifications. Perrigo has agreed that one independent director nominated pursuant to the Nominating Agreement will be invited to serve on the Audit Committee and one independent director nominated pursuant to the Nominating Agreement will be invited to serve on the Compensation Committee, in each case subject to respective qualifications and Perrigo’s Corporate Governance Guidelines.

The right of the independent directors that Mr. Arkin nominated to serve on the Board will terminate when Mr. Arkin both ceases to own at least 9% of the outstanding shares of Perrigo common stock and ceases to own 9,000,000 shares of Perrigo common stock. Mr. Arkin’s right to serve on the Board will terminate when he ceases to own at least 5,000,000 shares of Perrigo common stock.

Mr. Arkin exercised his rights under the Nominating Agreement by nominating Mr. Gottfried and Mr. Zilberfarb, who were elected to the Board in February 2006 and February 2007, respectively.

Ownership of Perrigo Common Stock

Directors, Nominees and Executive Officers

The following table shows how much Perrigo common stock the directors, nominees, named executive officers, and all directors, nominees and executive officers as a group beneficially owned as of September 12, 2008, the record date. The percent of class owned is based on 92,922,316 shares of Perrigo common stock outstanding as of that date. The named executive officers are the individuals listed in the Summary Compensation Table.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a shareholder can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the shareholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned	Options Exercisable Within 60 Days of Record Date	Total	Percent of Class
Directors and Nominees

Moshe Arkin (1)	8,982,121	44,370	9,026,491	9.7%
Laurie Brlas	12,463	15,464	27,927	*
Gary M. Cohen	12,892	15,464	28,356	*
David T. Gibbons	108,920	104,650	213,570	*
Ran Gottfried	5,891	10,464	16,355	*
Ellen R. Hoffing (2)	333	806	1,139	*
Michael J. Jandernoa (3)	3,213,700	28,745	3,242,445	3.5%
Gary K. Kunkle, Jr.	16,936	15,464	32,400	*
Herman Morris, Jr. (4)	16,405	33,745	50,150	*
Joseph C. Papa	102,154	54,893	157,047	*
Ben-Zion Zilberfarb	3,391	9,014	12,405	*

Named Executive Officers Other Than Directors

Judy L. Brown	10,454	16,122	26,576	*
John T. Hendrickson (5)	51,036	126,875	177,911	*
Todd W. Kingma	28,932	21,616	50,548	*
Rafael Lebel	21,208	28,162	49,370	*

Directors and Executive Officers as a Group (21 Persons) (6)	12,626,642	719,950	13,346,592	14.3%

*	Less than 1%.

(1)	All shares owned of record by Nichsei Arkin Ltd., which Mr. Arkin controls. Mr. Arkin’s address is c/o Perrigo Company, Attn: General Counsel, 515 Eastern Ave., Allegan, MI 49010.

(2)	Ms. Hoffing became a director of Perrigo Company effective July 11, 2008.

(3)

Shares owned consist of 2,894,603 shares owned by the Michael J. Jandernoa Trust, of which Mr. Jandernoa is trustee; 315,938 shares owned by the Susan M. Jandernoa Trust, of which Mrs. Jandernoa is trustee; and 3,159 shares owned directly by Mr. Jandernoa. The shares owned by the Michael J. Jandernoa Trust include 770,000 shares that have been pledged pursuant to a variable prepaid forward contract. The Michael J. Jandernoa Trust retains voting power over the pledged shares. Mr. Jandernoa’s address is c/o Perrigo Company, Attn: General Counsel, 515 Eastern Ave., Allegan, MI 49010.

(4)	Shares owned include 3,000 shares owned as custodian for Mr. Morris’ minor children.

(5)	Shares owned include 45,595 shares owned by the Mary Hendrickson Trust, of which JPMorgan Chase is trustee.

(6)	See footnotes 1 through 5. Includes directors and executive officers as of September 12, 2008, the record date.

Other Principal Shareholders

The following table shows all shareholders other than directors, nominees and named executive officers that we know to be beneficial owners of more than 5% of Perrigo common stock. The percent of class owned is based on 92,922,316 shares of Perrigo common stock outstanding as of September 12, 2008.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Fifth Third Bancorp (1)	5,285,943	5.7%
Fifth Third Center Cincinnati, OH 45263

Royce & Associates, LLC (2)	6,897,799	7.4%
1414 Avenue of the Americas New York, NY 10019

Wellington Management Company, LLP (3)	9,444,595	10.2%
75 State Street Boston, MA 02109

(1)

Fifth Third Bancorp, a bank holding company, has sole voting power with respect to all of the shares and sole dispositive power with respect to 3,851,709 of the shares. The shares are held in fiduciary accounts through several of Fifth Third Bancorp’s subsidiaries. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2008.

(2)

Royce & Associates, LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting and investment power with respect to all of the shares. This information is based on a Schedule 13G/A filed with the SEC on February 4, 2008.

(3)

Wellington Management Company, LLP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, does not have sole voting or investment power with respect to any of these shares, has shared voting power as to 3,630,625 shares and shared investment power as to 9,444,595 shares. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2008. Of the listed shares, Vanguard Specialized Funds–Vanguard Health Care Fund (100 Vanguard Boulevard, Malvern, PA 19355) beneficially owns 5,022,320 shares (5.4% based on shares outstanding as of September 12, 2008), as reported in a Schedule 13G/A filed with the SEC on February 27, 2008, and has sole voting and no investment power as to these shares.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that Perrigo’s executive officers, directors and 10% shareholders file reports of ownership and changes of ownership of Perrigo common stock with the SEC. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements were met during fiscal year 2008, except that Mr. Kunkle filed a Form 4 in November 2007, reporting an annual directors’ grant that was one day late; Mr. Gibbons filed a Form 4 in December 2007 reporting a 10b5-1 planned sale that was two days late; and Messrs. Lebel, Hendrickson, Needham and Tomshack each filed a Form 4 in March 2008 reporting the issuance of a special grant of restricted shares in February 2008.

Executive Compensation

Compensation Discussion and Analysis

This section summarizes the objectives and each element of the compensation program for our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers who were serving at the end of the last fiscal year (collectively referred to as the “named executive officers”). You should review this section with the tabular disclosures that begin with the Summary Compensation Table on page 28.

Named Executive Officers

The names and titles of our named executive officers for fiscal year 2008 are:

Name	Title
Joseph C. Papa	Chairman, President & Chief Executive Officer
Judy L. Brown	Executive Vice President & Chief Financial Officer
John T. Hendrickson	Executive Vice President, Global Operations and Supply Chain
Todd W. Kingma	Executive Vice President, General Counsel and Secretary
Refael Lebel	Executive Vice President and President, Perrigo Israel

Program Administration

The Compensation Committee of the Board of Directors (the “Committee”), which is composed entirely of independent directors, oversees our executive compensation program. The Committee reviews and approves annually the compensation elements for all executive officers, including the named executive officers. The Committee submits its decisions regarding compensation for the CEO to the independent directors of the Board for approval. For other executive officers, the CEO makes recommendations regarding their compensation to the Committee for the Committee’s approval. Management is responsible for implementing the executive compensation program as approved by the Committee and the Board.

The Committee has engaged Hewitt Associates LLC as its independent consultant to assist it in considering and analyzing market practices and trends as well as management’s compensation recommendations. In addition, management and the Committee periodically review compensation survey data published by Mercer Human Resource Consulting, ORC Worldwide, Towers Perrin and Watson Wyatt.

Additional information about the Committee’s role and processes is presented in the “Board and Committee Membership – Compensation Committee” section, on page 12.

Compensation Objectives

The principal objectives of our executive compensation program are to:

•	attract and retain highly qualified executives,

•	ensure a strong linkage between an executive’s compensation and company and individual performance (pay for performance),

•	provide a pay package that is competitive with comparable companies, and

•	ensure officers and non-employee directors continually maintain a required level of stock ownership.

We believe that these objectives help us not only compete for executive talent in a highly competitive industry but also to maximize long-term returns to our shareholders.

Target Pay Philosophy

Our philosophy is to target compensation, on average, at market median levels and to tie a significant portion of the total compensation package to performance. With respect to an individual executive’s salary and target incentive opportunity, we consider market levels for positions with comparable responsibilities; the individual’s competencies, experience and performance; and the aggregate cost to Perrigo. Salary adjustments and incentive awards are based on company and division financial performance and individual performance. We set other executive benefits and perquisites, which are limited in number, based on our desire to minimize the number of unique benefits for executives, consideration of market practices, recruiting needs and statutory requirements. Actual compensation will vary from targeted levels based on company, division and individual performance.

As our product portfolio has grown to include more pharmaceutical products regulated by the Food and Drug Administration, we have increasingly focused on compensation data relating to comparably sized pharmaceutical companies. We obtain this data from the Committee’s consultant as well as from published surveys. Management also receives data annually from its consultant, Mercer, regarding market base salary and annual and long-term incentive target levels for each officer position. While we do not use a specific peer group to formally benchmark pay and performance, we do consider all of the foregoing compensation data in determining our targeted levels of compensation. In addition, management may periodically request its consultant to assist in other compensation areas, such as reviewing the design of our compensation programs or presenting market compensation trends.

Tally Sheets

To assist it in making compensation decisions, the Committee annually reviews compensation tally sheets that contain comprehensive data on the total compensation and benefits package for each of our named executive officers. These tally sheets include all obligations for present and projected future compensation as well as analyses for hypothetical terminations and retirements so that the Committee can consider Perrigo’s obligations under such circumstances. The tally sheets reviewed by the Committee, which are prepared by management and reviewed by the Committee’s compensation consultant, contain data that is substantially similar to the data contained in the tables presented below.

Elements of Compensation

We believe our objectives for the executive compensation program are collectively best achieved through a compensation package comprised of the following elements:

•	base salary,

•	performance-based compensation (which represents over 50% of the executive officers’ targeted annual compensation) that includes:

•	annual cash incentive award opportunities, and

•	stock-based compensation (long-term incentive award opportunities), and

•	benefits.

A description of the primary role of each compensation element is highlighted below, followed by a discussion of the individual elements of compensation for the named executive officers, including the CEO, during fiscal year 2008.

Base Salaries

Base salaries are a fixed pay element provided to recognize and reward an individual’s position, competencies, experience and performance. The Committee reviews each executive’s salary and performance annually in order to make decisions about adjustments and amounts. The Committee submits its decision regarding the CEO’s base salary to the independent directors of the Board for their approval. For other named executive officers, the Committee determines base salaries based in part on substantial input from the CEO regarding personal performance. Factors that the Committee may consider in determining an executive’s salary include comparisons among positions internally, performance, job experience or unique role responsibilities.

Executives are eligible for annual salary increases based on an evaluation of individual performance and the level of pay versus the market median for comparable positions at other companies. Executives are also eligible for salary adjustments for promotions or changes in job responsibilities.

Annual Incentive Award Opportunities

The Management Incentive Bonus Plan (the “MIB Plan”) is intended to motivate and reward participants for achieving and exceeding specific annual financial goals that support our objective of increasing long-term shareholder value. Participants in the MIB Plan include the executive officers, other management level personnel and other selected individuals. Substantially all other employees participate in other annual incentive plans.

Near the beginning of each fiscal year, the Committee reviews and approves the performance target goals and payout schedules for the MIB Plan. These goals and individual bonus targets are then communicated to the participants. The payout schedules reflect a range of potential award opportunities that are set around the targets. The intent is to reward for performance results that meet or exceed our performance goals, excluding any extraordinary items and events. Following the end of the fiscal year, the Committee reviews Perrigo’s actual results against the performance target goals to determine what level Management Incentive Bonus will be paid. To ensure that awards reflect an executive’s performance and contribution to our results, awards may be adjusted based upon individual performance. Awards are paid in cash.

Reflecting our commitment to pay-for-performance, actual incentive payouts may vary from target levels based on Perrigo, division and individual performance. For all participants in the Corporate MIB Plan, including the named executive officers, the Management Incentive Bonus and any discretionary bonus payouts have together averaged about 98% of target (ranging from 0% to 189% of target) over the prior five fiscal years (fiscal years 2003 to 2007). The expectation is that, over long periods of time, incentive payouts will average around the target level.

For the fiscal 2008 MIB Plan, the Committee approved the following performance measurements:

•	net income at the corporate level, which was the performance measurement used for each named executive officer, and

•	operating income and working capital turnover at the business unit/division level.

Near the beginning of fiscal 2008, the Committee approved a matrix of target award opportunities for the Corporate MIB Plan that corresponded to various levels of actual net income performance as a percentage of the net income goals. In addition, the Committee capped the maximum pool of funds available for all fiscal 2008 awards under the MIB Plan at 200% of the aggregate target award. The Committee, or the Board in the case of the CEO, also had the discretion to adjust any named executive officer’s actual award up by 50% or down by 100% based on individual performance. In assessing individual performance in fiscal 2008, the Committee focused on the personal efforts of participants to help Perrigo meet its net income and other financial goals. The CEO provided substantial input to the Committee regarding the personal performance of MIB Plan participants in this respect.

The fiscal 2008 target annual incentive award opportunities, as a percentage of base salary, were 100% for the CEO and 60% for the other named executive officers. The range of award opportunities is presented in the Grants of Plan-Based Awards for Fiscal Year 2008 table on page 30.

The net income target for all participants in the Corporate MIB Plan for fiscal 2008, including each named executive officer, was $96.3 million of net income. This target represented 16% growth in net income over the prior fiscal year. In addition, the Corporate MIB Plan for fiscal 2008 required net income of at least $77.1 million in order for corporate participants to receive a payment under the plan in fiscal 2008.

Perrigo’s actual net income performance for fiscal 2008 was $135.8 million. This performance substantially exceeded target and represented an 84% increase in net income from the prior year. Because Perrigo’s actual fiscal 2008 net income substantially exceeded the target level, the maximum bonus payout was made under the Corporate MIB Plan. Based on the payout matrix for the 2008 Corporate MIB Plan, the bonus payouts were 212% of the corporate bonus target. These bonuses are listed under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

The maximum payout was made under the Corporate MIB Plan because Perrigo’s actual net income substantially exceeded the target level. We believe this payout level is also supported by and consistent with other aspects of Perrigo’s fiscal 2008 financial performance, including:

•	record sales, reflecting a 26% increase from fiscal 2007,

•	record gross profit, reflecting a 39% increase from fiscal 2007,

•	record cash flow from operations, reflecting a 93% increase from fiscal 2007, and

•	record earnings per share growth of 81%.

All of these factors contributed to the 62.3% increase in the price of our common stock in fiscal 2008.

Stock-Based Compensation

Long-term stock-based compensation, which is awarded under our 2003 Long-Term Incentive Plan (the “LTIP”), is intended to motivate and reward executives for creating shareholder value as reflected in the market price of Perrigo’s common stock. Awards under the shareholder-approved LTIP may be in the form of stock options, stock appreciation rights or stock awards, including restricted shares, performance shares, restricted stock units, performance units and other stock unit awards. We provide long-term incentive opportunities solely through stock-based awards to the executive officers, management and other key employees. In fiscal 2008, about 260 employees received stock-based compensation.

As a variable component of compensation, the amount realized from stock-based compensation will vary based on the market price of Perrigo’s common stock. In addition, for performance-based restricted stock, shares are only earned if specified financial goals are achieved.

The Committee sets stock-based grant levels based on consideration of an executive’s position and performance, market median practices and the aggregate cost impact. Executive grants are subject to the approval of the Committee and, in the case of the CEO, the independent directors of the Board.

Since fiscal 2007, our long-term stock based compensation has consisted of a mix of three types of stock-based awards: stock options, service-based restricted units and performance-based restricted stock units, which we believe is consistent with market practice. In developing this grant mix, the Committee considered several alternative award types, reviewed market practices and considered the cost impact to Perrigo of the alternative award types. Consistent with our long-standing emphasis on performance-based compensation, the majority of the award opportunity is provided through performance-based awards in the form of stock options and performance-based restricted stock units. A portion of the long-term incentive opportunity was granted in service-based restricted stock in order to facilitate retention.

In June 2007, the Committee approved changes to the LTIP for fiscal 2008 to better align that Plan to our long-term business objectives and the design of the MIB Plan. Specifically, the Committee approved using return on invested capital (ROIC) as the performance measure for performance-based restricted stock units. ROIC measures our ability to generate profits from the effective use of all capital invested in the business and is calculated by dividing the Company’s after tax operating profits by its net operating assets and liabilities. The ROIC target used in fiscal 2008 for performance-based restricted stock units was 18%. In fiscal year 2007, the performance measure for performance-based restricted stock units was net income, and the net income target used in fiscal 2007 for performance-based restricted stock units was 6% growth. The mix of the award types was also changed to place more weight on performance-based restricted stock units (decreasing the weight on options). This will provide a more balanced mix among the three award types while maintaining the emphasis on performance-based awards. A description of each award type and the weighting of the total award opportunity (percent of the total targeted expected value) for fiscal 2008 are presented below.

•	Stock options (40% weighting)

-	Vest 20% per year beginning one year after grant (fully vest after five years)

-	10-year term, after which the options expire

-	Exercise price equals the last reported sale price of Perrigo’s common stock on the grant date

-	The ultimate value of the stock options that will be realized, if any, is not determinable until they are exercised

•	Service-based restricted units (30% weighting)

-	Vest 100% three years after grant

-	Accrued dividends will be paid in cash at the end of the restriction period

•	Performance-based restricted stock units (30% weighting)

-	Vesting dependent on performance over a three-year period (fiscal 2008 to 2010)

-

Shares can be earned based on three-year average ROIC growth (average of three discrete one-year ROIC goals, which are set based on the annual financial plan). The target goals are set at challenging levels requiring execution of our financial plan.

-	Earned awards, if any, can range from 0% to 200% of the target number of shares

At middle management levels, the fiscal 2008 award opportunity consisted solely of service-based restricted stock units. We believe this ensures the award has the strongest retention value for the cost to Perrigo, since service-based restricted stock is generally assigned the greatest value by recipients.

The accounting cost of the stock-based awards is determined at the date of grant and accrued over the vesting service period. The ultimate expense for performance-based restricted stock is based on the number of the shares earned.

Stock options and performance-based restricted stock are designed to be deductible by Perrigo for federal income tax purposes under Section 162(m) of the Internal Revenue Code (the “Code”). Accordingly, when executives exercise stock options or vest in performance-based restricted stock, they are taxed at ordinary income rates (subject to withholding), and Perrigo receives a corresponding tax deduction. Service-based restricted stock awards may not be tax deductible by Perrigo for federal income tax purposes under Section 162(m).

The grant date fair value, as calculated under the applicable accounting standard (FAS 123R), for the fiscal 2008 stock-based grants is presented in the Grants of Plan-Based Awards for Fiscal Year 2008 table on page 30.

Annual Grant Timing

While the independent directors approve all stock-based awards for the CEO, the Committee approves all stock-based awards for the other named executive officers, as well as the maximum potential total grants for other employee levels, during its regularly scheduled August meeting. All regular annual stock-based awards are granted on, and priced at the last reported sale price of Perrigo’s stock on, the fifth trading day after the day on which Perrigo publicly releases its year-end earnings for the fiscal year. Stock-based awards may be granted during the year to new hires or to existing employees under special circumstances (promotions, retention or performance) with the approval of the CEO.

Executive Stock Ownership Guidelines

Consistent with our compensation philosophy of tying a significant portion of the total compensation to performance, our executive compensation program facilitates and encourages long-term ownership of Perrigo stock. Our stock ownership guidelines reinforce that philosophy by requiring executive officers to maintain specific levels of stock ownership. These ownership guidelines are described above under “Corporate Governance – Stock Ownership.”

Benefits and Perquisites

Retirement Benefits

We offer retirement benefit plans to provide financial security and to facilitate employees’ saving for their retirement. We make annual contributions under our Profit Sharing Plan for employees, including the executive officers. We also make matching contributions up to the limits as defined in the applicable regulations under our 401(k) Plan to certain of our employees, including the executive officers.

Executive Perquisites

We provide a limited number of perquisites to our executive officers. For our U.S. executive officers, benefits and perquisites may include supplemental long-term disability insurance premiums, executive physical exams, limited spousal travel and financial counseling/tax advice. For our named executive officer in Israel, we provide certain additional benefits and perquisites to match common practices in Israel and to comply with statutory requirements, including a car allowance, education fund, manager’s insurance and severance benefits.

Non-Qualified Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan that allows executives to voluntarily elect to defer base salary and earned annual incentive awards. Under that plan, we provide annual profit-sharing contributions and matching contributions that cannot be provided under Perrigo’s Profit-Sharing and Investment Plan (the “Tax-Qualified Plan”) because of the limitations of Sections 415 and 401(a)(17) of the Code. Code Section 415 limits the total annual additions to a participant’s account under the Tax Qualified Plan to a specified dollar amount, currently $45,000 ($50,000 for certain participants who are at least age 50). Code Section 401(a)(17) limits total compensation that can be considered under the Tax Qualified Plan. This limit is $230,000. Due to these limits, certain Perrigo employees would not receive profit sharing contributions and matching contributions under the Tax Qualified Plan on their full compensation. Instead, we provide affected employees, including the named executive officers, with the profit sharing contributions and matching contributions under the Non-Qualified Deferred Compensation Plan that they would have been eligible for under the Tax-Qualified Plan in 2007 but for the limitations under the Code.

Employment Agreements (Severance Benefits)

Typically we do not enter into employment agreements with our executives. However, in order to recruit our CEO during fiscal 2007 and consummate the acquisition of Agis in fiscal 2005, we entered into employment agreements with the CEO and our Israeli named executive officer. The agreements specify certain minimum pay levels, stock-based grants and severance benefits. If these officers are involuntarily terminated by Perrigo without cause or for good reason (as defined in the agreements), they receive cash severance benefits, benefit continuation and continued vesting of certain stock-based awards. The circumstances under which severance benefits are triggered and the resulting payouts were set to recruit these officers and were generally consistent with market practices. There are no enhancements for a termination of employment following a change of control.

The key payment terms in the CEO’s agreement are summarized below. The other current agreement is discussed following the Summary Compensation Table beginning on page 28. Post-employment payments under employment agreements are presented in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 35.

We do not have a formal severance, automatic vesting, benefit continuation or change of control plan for the other named executive officers.

Compensation for the CEO

In order to recruit Mr. Papa to Perrigo, the Board of Directors felt it appropriate for us to enter into an employment agreement specifying certain compensation levels. This agreement became effective on October 9, 2006 (the “Effective Date”).

The initial annual compensation package was determined based on consideration of market practices and the executive’s experience. In addition, Mr. Papa received one-time equity grants upon his hire. Consistent with our emphasis on performance-based pay, the majority of Mr. Papa’s annual compensation is stock-based, with the ultimate value realized based on Perrigo’s stock price performance. In accordance with his employment agreement, Mr. Papa’s compensation currently includes: a base salary; participation in the MIB Plan; annual grants of stock options, service-based restricted units and performance-based restricted stock units; and participation in Perrigo’s other employee benefit plans.

Additional key elements of Mr. Papa’s employment agreement are detailed below.

•	Mr. Papa serves on the Board of Directors pursuant to the terms of his agreement.

•

The initial term of this agreement commenced on the Effective Date and expires on the second anniversary of the Effective Date. Thereafter, the term is automatically extended for additional 12-month periods unless either Perrigo or Mr. Papa provides written notice of non-renewal to the other party at least 120 days before the last day of the then-current term.

•

Mr. Papa agrees that he will not, at any time during or after his employment with Perrigo, disclose any confidential information that he obtained during his employment. In addition, he agrees that for a period of two years following the date of the termination of his employment for any reason he will not compete (as defined in the agreement) with us. Furthermore, for a period of one year following the date of the termination of his employment for any reason, Mr. Papa agrees not to solicit for employment anyone who was an employee of Perrigo or its affiliates during the term of the agreement.

Further details regarding potential payments under this agreement upon a termination of employment are presented in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 35.

Changes for Fiscal 2009

Annual Incentive Award Opportunities

If the Perrigo Company Annual Incentive Plan is approved at the Annual Meeting, our MIB awards to our named executive officers for fiscal 2009 will be part of that plan. In August 2008, the Committee approved a change to the MIB Plan for fiscal 2009 that limits the maximum incentive award opportunity for any individual participant to 200% of the target award. In the past, while the maximum pool of funds available for all MIB awards was capped at 200% of the aggregate target award, an individual award could exceed the cap because of the method for allocating the MIB award pool and calculating individual MIB awards. That method is discussed below under “Grants of Plan-Based Awards for Fiscal Year 2008” in footnote 3. The Committee believes that this change is consistent with market practices.

Stock-Based Compensation

In August 2008, the Committee approved a change to stock option vesting requirements for options granted in and after fiscal 2009 to better align our practice with market practices. Specifically, stock options will vest approximately 33% per year beginning one year after grant, such that they will fully vest after three years. In the past, stock options fully vested after five years.

Executive Stock Ownership Guidelines

In August 2008, Perrigo’s Board of Directors also approved changes to our stock ownership guidelines that will apply in fiscal 2009 and beyond. These guidelines are discussed above under “Corporate Governance – Stock Ownership.”

Other Policies

Deductibility of Compensation

Code Section 162(m) limits the deductibility by Perrigo of compensation in excess of $1 million paid to each of the CEO and the next four most highly paid officers. Certain “performance based compensation” is not included in compensation counted for purposes of the limit. The Committee attempts to establish and maintain a compensation program that will optimize the deductibility of compensation. The Committee, however, reserves the right to use its judgment to authorize compensation that may not be fully deductible where merited by the need to respond to changing business conditions or an executive officer’s individual performance.

Summary Compensation Table for Fiscal Year 2008

The following table summarizes the compensation of Joseph C. Papa, our President and CEO, Judy L. Brown, our Chief Financial Officer and the three next most highly compensated executive officers of Perrigo serving at the end of fiscal year 2008. These individuals are sometimes referred to as the named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Joseph C. Papa	2008	775,000	—	1,393,337	357,938	1,658,500	84,092	4,268,867
President, Chief Executive Officer (1)	2007	509,295	341,228	1,223,653	155,239	168,067	20,466	2,417,948

Judy L. Brown	2008	341,250	—	158,573	118,146	460,100	48,708	1,126,777
Executive Vice President, Chief Financial Officer	2007	295,000	84,000	109,363	93,348	66,000	28,827	676,538

John T. Hendrickson	2008	389,275	—	139,228	174,360	487,920	43,314	1,234,097
Executive Vice President – Global Operations and Supply Chain	2007	378,325	82,823	233,549	224,511	78,177	24,433	1,021,818

Todd W. Kingma	2008	386,250	—	202,608	149,070	513,600	30,623	1,282,151
Executive Vice President, General Counsel and Secretary

Refael Lebel	2008	385,622	—	229,039	110,064	509,320	107,377	1,341,422
Executive Vice President, President, Perrigo Israel (2)	2007	337,833	—	165,793	100,519	193,000	100,837	897,982

(1)	Mr. Papa joined Perrigo on October 9, 2006.

(2)

Mr. Lebel was compensated in U.S. dollars in 2007, and in 2008 a change was made to compensate him in Israeli Shekels. The 2008 amounts included in this table for Mr. Lebel have been translated from Israeli Shekels to U.S. dollars at the rate of $3.81.

(3)

Amounts reflect the expense recognized for financial statement reporting purposes for the relevant fiscal year in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to that fiscal year. Stock awards include both restricted stock, service-based restricted stock units and peformance-based restricted stock units. Assumptions used in the calculation of expense related to option awards are included in the footnote J of the audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended June 30, 2007 and June 28, 2008 filed with the SEC. See the “Grants of Plan-Based Awards for Fiscal Year 2008” table for additional information regarding these stock and option awards.

(4)

The amounts set forth in the “Non-Equity Incentive Plan Compensation” column represent the Management Incentive Bonus earned for the relevant fiscal year as described in the Compensation Discussion and Analysis section entitled “Elements of Compensation – Annual Incentive Award Opportunities.”

(5)	The following table describes the compensation amounts set forth in the “All Other Compensation” column of the Summary Compensation Table:

Name	Perquisites and Other Personal Benefits ($) (1)	Registrant Contributions to Defined Contribution Plans ($) (2)	Registrant Contributions to Non-Qualified Plans	Insurance Premiums ($) (3)	Total ($)
Joseph C. Papa	27,859	14,974	38,919	2,340	84,092
Judy L. Brown	15,866	15,649	16,085	1,108	48,708
John T. Hendrickson	15,152	14,987	11,952	1,223	43,314
Todd Kingma	3,342	15,049	11,015	1,217	30,623
Refael Lebel	35,089	72,288	—	—	107,377

(1)

Represents for Ms. Brown and Messrs. Papa, Hendrickson and Kingma some or all of the following perquisites: supplemental long-term disability, allowance for tax/financial planning services, personal travel and executive physical allowance. Represents for Mr. Lebel an automobile allowance of $25,448 and a supplemental education fund contribution.

(2)

Represents for Ms. Brown and Messrs. Papa, Hendrickson and Kingma Perrigo’s contributions to 401(k) and Profit Sharing Plans. Represents for Mr. Lebel Perrigo’s contributions to savings plans generally provided to employees in Israel, including education fund, and manager's insurance.

(3)	Represents life insurance premiums paid by the company.

Employment Agreement with Executive Vice President & President, Perrigo Israel

On November 14, 2004, we entered into an Employment Agreement with our Executive Vice President & President, Perrigo Israel, Refael Lebel. This agreement became effective upon the completion of our merger with Agis on March 17, 2005 and replaced Mr. Lebel’s prior employment agreement with Agis.

The Employment Agreement was further amended on May 1, 2008. Pursuant to the terms of that Amendment, Mr. Lebel will continue to serve as Executive Vice President of Perrigo Company; President, Perrigo Israel and as a member of Perrigo’s executive committee. Mr. Lebel’s primary duties will include daily leadership and coordination of the overall operation of the following businesses: 1) generic pharmaceuticals outside North America, 2) global API, 3) Israel-based Consumer Products and Pharmaceutical and Diagnostics, and 4) Israel-based pharmaceuticals operations, including monitoring achievement of operational and financial results and developing growth strategies to achieve ongoing objectives. The Amendment extends the term of the Employment Agreement until March 17, 2011. Mr. Lebel will receive an annual base salary of 1,670,000 Israeli shekels (approximately $485,000 on the date of the Amendment), subject to annual reviews for increases commencing on or around October 2008. He also has the opportunity to earn a target management incentive bonus of up to 60% of his annual salary and to participate in the LTIP. Mr. Lebel also receives various payments required under Israeli law, such as manager’s insurance, disability insurance, and recreation funds as well as various perquisites customary in Israel, such as education funds, car allowance and other similar perquisites.

In conjunction with the May 2008 amendment, Mr. Lebel executed a new Noncompetition and Nondisclosure Agreement, which restricts his ability to compete with Perrigo during the term of his Employment Agreement and for one year following the termination of his employment or, if Perrigo provides timely notice of non-renewal of his employment, through his last day of employment. This agreement also provides that Mr. Lebel will not during or at any time after his employment use, divulge, or convey secret or confidential information.

Further details regarding potential payments under this agreement upon a termination of employment are presented in “Potential Payments Upon Termination or Change in Control” beginning on page 35.

Grants of Plan-Based Awards for Fiscal Year 2008

The following table provides information regarding equity and non-equity awards granted to the named executive officers during fiscal year 2008.

Name	Grant Date (1)	Award Date (2)	Estimated Possible Payouts Under Non-equity Incentive Plan Awards (3)				Estimated Possible Payouts Under Equity Incentive Plans (4)			All Other Stock Awards (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#) (6)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Joseph C. Papa			387,500	775,000	—	(3)	—	—	—	—	—	—	—
	8/30/2007	8/30/2007	—	—	—		—	29,268	58,536	—	—	—	599,994
	8/30/2007	8/30/2007	—	—	—		—	—	—	29,268	—	—	599,994
	8/30/2007	8/30/2007	—	—	—		—	—	—	—	104,031	20.50	580,540

Judy L. Brown			102,375	204,750	—	(3)	—	—	—	—	—	—	—
	8/30/2007	8/27/2007	—	—	—		—	7,537	15,074	—	—	—	154,509
	8/30/2007	8/27/2007	—	—	—		—	—	—	7,537	—	—	154,509
	8/30/2007	8/27/2007	—	—	—		—	—	—	—	26,788	20.50	149,488

John T. Hendrickson			116,783	233,565	—	(3)
	8/30/2007	8/27/2007	—	—	—		—	5,049	10,098	—	—	—	103,505
	8/30/2007	8/27/2007	—	—	—		—	—	—	5,049	—	—	103,505
	8/30/2007	8/27/2007	—	—	—		—	—	—	—	17,945	20.50	100,141
	2/25/2008	8/27/2007	—	—	—		—	—	—	1,412	—	—	49,999

Todd W. Kingma			115,875	231,750	—	(3)	—	—	—	—	—	—	—
	8/30/2007	8/27/2007	—	—	—		—	7,829	15,658	—	—	—	160,495
	8/30/2007	8/27/2007	—	—	—		—	—	—	7,829	—	—	160,495
	8/30/2007	8/27/2007	—	—	—		—	—	—	—	27,828	20.50	155,291

Refael Lebel			115,687	231,373	—	(3)	—	—	—	—	—	—	—
	8/30/2007	8/27/2007	—	—	—		—	5,854	11,708	—	—	—	120,007
	8/30/2007	8/27/2007	—	—	—		—	—	—	5,854	—	—	120,007
	8/30/2007	8/27/2007	—	—	—		—	—	—	—	20,806	20.50	116,106
	2/25/2008	8/27/2007	—	—	—		—	—	—	1,412	—	—	49,999

(1)	Actual date of grant.

(2)	Date on which the Compensation Committee, or in the case of Mr. Papa the Board, appoved the award.

(3)

These columns show the dollar range of estimated possible payouts under the fiscal 2008 Management Incentive Bonus (“MIB”) Plan as described in the section titled “Elements of Compensation – Annual Incentive Award Opportunities” in the Compensation Discussion and Analysis. The target values are based on a percentage of each executive’s salary. The actual payments for fiscal 2008 non-equity incentive awards were made in August 2008 and are shown in the Summary Compensation Table in the column titled “Non-equity Incentive Plan Compensation.”

For fiscal 2008, target MIB awards were set at the beginning of the fiscal year, and net income was the performance measurement used for the Corporate MIB Plan, which included all named executive officers. The maximum pool of funds available for all fiscal 2008 awards under the MIB Plan was capped at 200% of the aggregate target award. However, the actual pool of funds available for all fiscal 2008 awards could not be determined until after the end of the fiscal year. Once Perrigo’s net income performance for fiscal 2008 was known, the Compensation Committee used that net income figure to determine the actual pool of funds available for fiscal 2008 awards by referencing a previously approved matrix of award opportunities that corresponded to various levels of actual net income performance as a percentage of net income goals. Once calculated, the pool of available funds was then allocated among seven business units, including corporate, based on the relative performance of each business unit. This allocation determined the actual maximum pay-out for members of each respective business unit.

As a result, the Compensation Committee determined in August 2008 that the amount allocated to the corporate business unit, which included all named executive officers, under the MIB Plan for 2008 would result in pay-outs for members of the corporate business unit being funded at 212% of target. In addition, the Compensation Committee, or the Board in the case of the CEO, had the discretion to adjust any named executive officer's award up by 50% or down by 100% based on individual performance.

(4)

These columns show the range of performance-based restricted stock units that could be earned in fiscal 2008 under the LTIP as described in the section titled “Elements of Compensation – Stock-Based Compensation” in the Compensation Discussion and Analysis. The maximum award opportunity is equal to 200% of the target grant. The FAS 123(R) value of the fiscal 2008 performance-based restricted stock unit awards granted on August 30, 2007 is $20.50 a share. These awards vest over three years. The FAS 123(R) fiscal 2008 expense recorded for these awards is included in the Summary Compensation Table in the column titled “Stock Awards.”

(5)

This column shows the service-based restricted stock awards granted during fiscal 2008 under the LTIP as described in the section titled “Elements of Compensation – Stock-Based Compensation” in the Compensation Discussion and Analysis. The FAS 123(R) value of the fiscal 2008 service-based restricted stock awards granted on August 30, 2007 is $20.50 a share. The FAS 123(R) value of the fiscal 2008 service-based restricted stock awards granted on February 25, 2008 is $35.41 a share. The service-based restricted stock awards granted on August 30, 2007 and February 25, 2008 vest over three and two years, respectively. The FAS 123(R) fiscal 2008 expense recorded for these awards is included in the Summary Compensation Table in the column titled “Stock Awards.”

(6)

This column shows the stock option awards granted during fiscal 2008 under the LTIP as described in the section titled “Elements of Compensation – Stock-Based Compensation” in the Compensation Discussion and Analysis. The FAS 123(R) value of the fiscal 2008 stock option awards granted on August 30, 2007 is $5.58 a share. These option awards vest over five years. The FAS 123(R) fiscal 2008 expense recorded for these awards is included in the Summary Compensation Table in the column titled “Option Awards.”

Outstanding Equity Awards at Fiscal Year End 2008

The following table sets forth information detailing the outstanding equity awards held by each of our named executive officers at June 28, 2008.

		Option Awards				Stock Awards
Name	Option / Stock Award Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Value of Shares or Units of Stock That Have Not Vested ($) (4)	Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#) (5)	Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($) (4)
Joseph C. Papa	10/9/2006	17,043	68,169	17.29	10/9/2016	62,637	2,038,834	17,872	581,734
	8/30/2007	—	104,031	20.50	8/30/2017	29,268	952,673	29,268	952,673

Judy L. Brown	9/7/2004	—	4,000	20.08	9/7/2014	—	—	—	—
	9/14/2005	—	10,800	14.69	9/14/2015	—	—	—	—
	8/16/2006	—	20,653	15.47	8/16/2016	4,444	144,652	4,444	144,652
	8/30/2007	—	26,788	20.50	8/30/2017	7,537	245,329	7,537	245,329

John T. Hendrickson	7/19/2001	32,245	—	15.51	7/19/2011	—	—	—	—
	8/6/2002	28,300	—	9.84	8/6/2012	—	—	—	—
	8/20/2003	3,870	9,674	13.90	8/20/2013	—	—	—	—
	8/16/2004	25,334	16,888	18.18	8/16/2014	—	—	—	—
	9/14/2005	20,306	30,458	14.69	9/14/2015	—	—	—	—
	8/16/2006	5,480	21,920	15.47	8/16/2016	4,716	153,506	4,716	153,506
	8/30/2007	—	17,945	20.50	8/30/2017	5,049	164,345	5,049	164,345
	2/25/2008	—	—	—	—	1,412	45,961	—	—

Todd W. Kingma	8/20/2003	—	4,400	13.90	8/20/2013	—	—	—	—
	10/28/2003	—	—	—	—	2,000	65,100	—	—
	8/16/2004	4,889	9,777	18.18	8/16/2014	—	—	—	—
	9/14/2005	—	21,600	14.69	9/14/2015	—	—	—	—
	4/3/2006	—	—	—	—	5,000	162,750	—	—
	8/16/2006	—	17,988	15.47	8/16/2016	3,870	125,969	3,870	125,969
	8/30/2007	—	27,828	20.50	8/30/2017	7,829	254,834	7,829	254,834

Refael Lebel	9/14/2005	16,000	24,000	14.69	9/14/2015	—	—	—	—
	8/16/2006	4,000	16,000	15.47	8/16/2016	18,066	588,048	3,442	112,037
	8/30/2007	—	20,806	20.50	8/30/2017	5,854	190,548	5,854	190,548
	2/25/2008	—	—	—	—	1,412	45,961	—	—

(1)	For better understanding of this table, this column has been added to show the grant date of all stock options and equity awards outstanding at fiscal year end.

(2)	All stock option awards vest one-fifth per year over five years beginning on the anniversary of the grant.

(3)

Service-based restricted stock shares and units fully vest three years from the grant date, with the exception of Mr. Papa's grant awarded on October 9, 2006 and Messrs. Hendrickson's and Lebel's grants awarded on February 25, 2008, which vest two years from the grant date.

(4)	The market value of these unvested awards was calculated using the closing price of our common stock as of June 28, 2008, which was $32.55 a share.

(5)

Performance-based restricted stock units fully vest three years from the grant date, dependent on our performance over a three-year period as more fully described in the section entitled “Stock-Based Compensation” in the Compensation Discussion and Analysis.

Option Exercises and Stock Vested in Fiscal Year 2008

The table below provides information for each named executive officer concerning the exercise of stock options and the vesting of restricted stock during fiscal year 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Joseph C. Papa	—	—	62,638	1,350,475
Judy L. Brown	18,364	341,855	—	—
John T. Hendrickson	36,086	743,514	12,000	233,400
Todd W. Kingma	33,075	543,882	7,000	239,640
Refael Lebel	—	—	5,302	182,919

(1)

The following amounts shown in this column are included for 2008 in the Summary Compensation Table in the column entitled “Salary”: Mr. Papa, $155,999; Mr. Hendrickson, $3,500 and Mr. Kingma, $1,950; and as 2007 non-equity incentive plan compensation: Mr. Papa, $203,718 and Ms. Brown, $25,000.

(2)	These amounts are included for 2008 in the Summary Compensation Table in the column entitled “All Other Compensation.”

(3)

In addition to the amounts in footnote 1, this column includes the following amounts included for 2007 in the Summary Compensation Table in the column entitled “Salary”: Mr. Papa, $128,333 and Ms. Brown, $22,736.

Non-Qualified Deferred Compensation in Fiscal Year 2008

The Perrigo Non-Qualified Deferred Compensation Plan allows certain senior executives to defer as much as 100% of base salary and 80% of incentive compensation. Participation in the plan is limited to senior executives. Amounts deferred under the plan earn a return based on measurement funds made available to the participant and determined by the retirement plan committee. These measurement funds mirror the investment choices available in our qualified deferred compensation plan (with the exception of our stock, which is not an investment option in the Non-Qualified Deferred Compensation Plan). In-service distributions are allowed under the plan. Participants in the plan elect the form and timing of payment of their plan deferral account prior to the year in which it is deferred. Participants may elect to receive their accounts in a lump sum or in annual installments (up to fifteen years) upon separation from service. All participants in the plan are treated as key employees by plan rules (as defined in the applicable tax regulations) and therefore may not begin receiving distributions earlier than six months following termination of employment.

The following table sets forth information relating to the Perrigo Company Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($) (1)	Perrigo Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Joseph C. Papa	358,718	38,919	(56,277)	—	474,859
Judy L. Brown	25,000	16,085	(770)	—	145,736
John T. Hendrickson	3,500	11,952	(712)	(54,522)	14,754
Todd W. Kingma	1,950	11,015	283	—	154,127
Refael Lebel	—	—	—	—	—

(1)	Amounts shown in this column are included in the Summary Compensation Table in the column entitled “Salary.”

Compensation Committee Report

The Compensation Committee of the Perrigo Company Board of Directors consists of three directors, each of whom is independent, as defined under SEC rules and the NASDAQ listing standards, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into Perrigo’s Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

THE COMPENSATION COMMITTEE

Michael J. Jandernoa, Chair
Gary M. Cohen
Ran Gottfried

Potential Payments Upon Termination or Change in Control

All of our named executive officers participate in our MIB Plan, our LTIP and our Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”). These plans may require us to provide compensation to these officers in the event of a termination of employment or a change-in-control of Perrigo. Two of our named executive officers also will receive compensation under their employment agreements in the event of a termination of employment or a change-in-control of Perrigo. The Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

The following table sets forth the expected benefits to be received by each named executive officer in the event of his or her termination resulting from various scenarios and assuming a termination date of June 28, 2008, the last business day of our 2008 fiscal year, and a stock price of $32.55, our closing stock price on June 28, 2008. Assumptions and explanations of the numbers included in the table below are set forth in the footnotes to, and in additional text following, the table.

Name and Benefits	Change in Control ($)	Death, Disability, Retirement ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason ($)	Involuntary Termination for Economic Reasons ($)
Joseph C. Papa
Cash Severance (1)	4,000,000	800,000		4,000,000	4,000,000
Equity Awards
Service-Based Restricted Stock	2,991,507	2,991,507	—	2,991,507	2,991,507
Performanced-Based Restricted Stock	1,534,407	1,534,407	—	1,534,407	—
Stock Options	2,293,832	2,293,832	—	2,293,832	1,021,574
Retirement Benefits	—	—	—	—	—
Other Benefits	—	—	—	—	—

Total Estimated Incremental Value	10,819,746	7,619,746	0	10,819,746	8,013,081

Judy L. Brown
Cash Severance (2)		213,000
Equity Awards
Service-Based Restricted Stock	389,981	389,981	—	—	389,981
Performanced-Based Restricted Stock	389,981	389,981	—	—	—
Stock Options	918,317	918,317	—	—	483,968
Retirement Benefits	—	—	—	—	—
Other Benefits	—	—	—	—	—

Total Estimated Incremental Value	1,698,279	1,911,279	0	0	873,949

John T. Hendrickson
Cash Severance (2)		235,200
Equity Awards
Service-Based Restricted Stock	363,811	363,811	—	—	363,811
Performanced-Based Restricted Stock	317,851	317,851	—	—	—
Stock Options	1,557,711	1,557,711	—	—	879,037
Retirement Benefits	—	—	—	—	—
Other Benefits	—	—	—	—	—

Total Estimated Incremental Value	2,239,373	2,474,573	0	0	1,242,8489

Name and Benefits	Change in Control ($)	Death, Disability, Retirement ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason ($)	Involuntary Termination for Economic Reasons ($)
Todd W. Kingma
Cash Severance (2)		234,000
Equity Awards
Service-Based Restricted Stock	608,652	608,652	—	—	608,652
Performanced-Based Restricted Stock	380,803	380,803	—	—	—
Stock Options	1,250,894	1,250,894	—	—	767,498
Retirement Benefits	—	—	—	—	—
Other Benefits	—	—	—	—	—

Total Estimated Incremental Value	2,240,349	2,474,349	0	0	1,376,150

Refael Lebel
Cash Severance (3)	1,928,608	262,992		1,928,608	1,928,608
Equity Awards
Service-Based Restricted Stock	824,557	824,557	—	824,557	824,557
Performanced-Based Restricted Stock	302,585	302,585	—	302,585	—
Stock Options	952,632	952,632	—	522,680	522,692
Retirement Benefits	—	—	—	—	—
Other Benefits (3)	281,215			218,215	218,215

Total Estimated Incremental Value	4,289,597	2,342,766	0	3,796,645	3,494,072

(1)

Mr. Papa: Cash Severance represents 24 months of salary ($1,600,000), 24 months of bonus ($1,600,000) and any earned prorated bonus ($800,000) if he leaves Perrigo because of a change of control, without cause or for good reason, or involuntary termination for economic reasons. Cash Severance represents any earned prorated bonus if his employment is terminated because of death, disability or retirement.

(2)	Ms. Brown, Mr. Hendrickson and Mr. Kingma will receive cash severance for any earned prorated bonus if their employment is terminated because of death.

(3)

Mr. Lebel: Cash Severance represents 33 months of salary ($1,205,380), 33 months of bonus ($723,228) if he leaves Perrigo because of a change of control, without cause or for good reason, or involuntary termination for economic reasons. Cash Severance represents any earned prorated bonus if his employment is terminated because of death, disability or retirement. Other Benefits represents 33 months of company contributions made to manager's insurance, disability fund, education fund and recreation fund.

Compensation payable to our two named executive officers who have employment agreements with us in the event of a termination or a change-in-control of Perrigo is as follows:

Employment Agreement with Chief Executive Officer

Under Mr. Papa’s employment agreement, his employment may be terminated during the term of this agreement under the following circumstances:

•	upon Mr. Papa’s death or disability;

•	by Perrigo for cause (as defined in the agreement);

•	by Mr. Papa upon 30 days’ written notice;

•	by mutual agreement;

•	by Perrigo without cause upon 30 days’ written notice; or

•	by Mr. Papa with good reason (as defined in the agreement).

If Mr. Papa’s employment is terminated during the term of this agreement for any reason, he will receive compensation and benefits earned to date, including payment for unused vacation days. If Mr. Papa’s employment is terminated as a result of death or disability, Mr. Papa also will receive a pro rata management incentive bonus for the portion of the year he was employed. If we terminate Mr. Papa’s employment for cause, he will receive compensation and benefits earned to date, but he will forfeit any options (whether vested or unvested), restricted stock and unvested benefits. Any salary and unused vacation days will be paid to Mr. Papa in a lump sum as soon as practicable following the date of termination. Other benefits will be paid to Mr. Papa in accordance with applicable law and the terms of any applicable plan or arrangement.

If during the term of this agreement Mr. Papa’s employment is terminated by us without cause or by him for good reason and he agrees to a release of claims against Perrigo, he will also be entitled to compensation and benefits earned to that date, as well as:

•	payment of an amount equal to 24 months of his then-current salary and target bonus, payable in regular payroll installments;

•

continued vesting as if he had remained employed with Perrigo of the stock option and restricted stock awards granted to him on the Effective Date and the ability to exercise those options, to the extent they were vested at termination or vest subsequently, until the later of (i) 25 months after the date of termination, (ii) 30 days after the last vesting date of an option that vests after termination, or (iii) any later applicable date specified in the Long Term Incentive Award Agreement (“Award Agreement”) pursuant to which the options were granted; provided that no option may be exercised later than the expiration of the option term as specified in the Award Agreement;

•

continued vesting for a period of 24 months of all other stock option and restricted stock awards granted to him, and the ability to exercise those options, to the extent they were vested at termination or vest subsequently, until the later of (i) 25 months after the date of termination, or (ii) any later applicable date specified in the Award Agreement pursuant to which the options were granted; provided that no option may be exercised later than the expiration of the option term as specified in the Award Agreement; and

•	a pro rata management incentive bonus for the portion of the year he was employed.

Employment Agreement with Executive Vice President & President, Perrigo Israel

In the event Mr. Lebel’s employment agreement terminates due to non-renewal, then he will be entitled to vest (whether or not his employment terminates) as of the date of the notice of non-renewal in that number of unvested stock options and restricted stock awards that would have vested during the 24-month period following the end of the agreement term.

If Mr. Lebel’s employment is terminated for any reason, he will receive compensation and benefits earned to date, including payment for unused vacation days. If Mr. Lebel resigns for “good reason” or if we terminate his employment “without cause”, each as defined in the employment agreement, then, in addition to receiving earned compensation and benefits, he will receive his prorated bonus for the year in which the termination occurs; his salary, entitled bonus and benefits for the greater of 12 months or the balance of the employment agreement; immediate vesting of his restricted stock; and immediate vesting of his stock options that would have otherwise vested within the following 24 months. Any salary and unused vacation days will be paid in a lump sum as soon as practicable following the date of termination. Other benefits will be paid in accordance with applicable law and the terms of any applicable plan or arrangement.

Under his employment agreement, Mr. Lebel is also entitled to all accrued payments due to him under his previous employment agreement with Agis.

Payments Under the Management Incentive Bonus Plan

Generally, no portion of the payments under the MIB Plan is considered earned or payable for a particular year unless the named executive officer is employed by us and in good standing on the first day of the following fiscal year. The MIB Plan, however, may require us to make payments to named executive officers who are no longer employed by us on the first day of the following fiscal year under the following circumstances:

•	retirement at age 65 or older;

•	retirement at age 60 or older with at least 10 years of service;

•	early retirement of a named executive officer under an early retirement plan;

•	permanent disability as determined by the Compensation Committee; or

•	death.

Under all circumstances listed above, the named executive officer, or his or her estate in the case of death, will be entitled to a pro rata portion of any payment under the MIB Plan for that fiscal year, computed to the date of the termination. In addition, the CEO, in his sole discretion, may make exceptions to the circumstances listed above and allow payments in the event of other types of termination.

A named executive officer eligible to receive a post-termination payment under the MIB Plan will be paid in a lump sum within a reasonable time after the close of the fiscal year in which termination occurred.

Payments Under the Long-Term Incentive Plan

If a named executive officer terminates employment with us due to death, disability or retirement, his or her outstanding options and stock appreciation rights will (i) be free of any restriction period and (ii) immediately vest in full and may be exercised in whole or in part by the participant or his or her fiduciary, beneficiary of conservator, as applicable, at any time prior to their respective expiration dates.

If a named executive officer is involuntarily terminated for economic reasons, he or she may exercise his or her options and stock appreciation rights, to the extent vested, at any time prior to the earlier of (i) the date that is 30 days after the date that is 24 months after the termination date, or (ii) their respective expiration dates. Any options, stock appreciation rights or restricted shares that are not vested on the termination date, but are scheduled to vest during the 24-month period according to the vesting schedule in effect prior to the termination date vest as if the participant had continued to provide services to us during the 24-month period. Any options, stock appreciation rights and restricted shares that are not scheduled to vest during the 24-month period will be forfeited on the termination date. If a named executive officer dies after the termination date while his or her options or stock appreciation rights remain exercisable, the fiduciary of the named executive officer’s estate or his or her beneficiary may exercise the options and stock appreciation rights (to the extent that those options and stock appreciation rights were vested and exercisable prior to the executive officer’s death), at any time prior to the later of the date that is (i) 30 days after the date that is 24 months after the named executive officer’s termination date, or (ii) 12 months after the date of death, but in no event later than their respective expiration dates.

Upon an event of termination for any reason during the restriction period, restricted shares still subject to restriction generally will be forfeited by the named executive officer and reacquired by Perrigo. We may in our sole discretion, waive in whole or in part any or all remaining restrictions with regard to a named executive officer’s shares, except for restricted share awards that are intended to comply with certain performance-based compensation requirements.

If a named executive officer is terminated for cause, any restricted shares subject to a restriction period will be forfeited and his or her right to exercise his or her options and stock appreciation rights will terminate. If within 60 days after a named executive officer is terminated, we discover circumstances that would have permitted us to terminate a named executive officer for cause, any shares, cash or other property paid or delivered to the named executive officer will be forfeited and the named executive officer must repay those amounts to Perrigo.

If the named executive officer is terminated for any reason other than those described above, the named executive officer will have the right to exercise his or her options and stock appreciation rights at any time prior to the earlier of (i) the date that is three months after the termination date, or (ii) their respective expiration dates, but only to the extent that those options or stock appreciation rights, as applicable, were vested prior to the termination date. Any options or stock appreciation rights that are not vested at the termination date will be forfeited on the termination date. If a named executive officer dies after the termination date while his or her options or stock appreciation rights remain exercisable, the fiduciary of the named executive officer’s estate or his or her beneficiary may exercise the options and stock appreciation rights (to the extent that those options and stock appreciation rights were vested and exercisable prior to the executive officer’s death), at any time prior to the earlier of (i) 12 months after the date of death, or (ii) their respective expiration dates.

In the event of a change in control (as defined in the LTIP), options and stock appreciation rights outstanding under the LTIP as of the date of the change in control that have not vested will become vested and fully exercisable. The restrictions and deferral limitations applicable to any restricted shares will lapse and the restricted shares will become free of all restrictions and limitations and will become fully vested and transferable. In addition, upon a change in control, all performance awards will be considered to be earned and payable in full, and any deferral or other restriction will lapse and the performance awards will be immediately settled and distributed. The restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards will lapse and those other stock unit awards and other awards will become free of all restrictions, limitations or conditions and will become fully vested and transferable to the full extent of the original grant.

Payments Under the Non-Qualified Deferred Compensation Plan

If a named executive officer is terminated for any reason other than death, he or she will receive a termination benefit under the Deferred Compensation Plan equal to his or her vested account balance. The Non-Qualified Deferred Compensation in Fiscal Year 2008 table above reflects account balances as of the end of our 2008 fiscal year.

This termination benefit will be paid to the named executive officer in a lump sum or under an annual installment method of up to 15 years, based on the named executive officer’s choice when he or she began participation in the plan or as he or she subsequently changed the election. If the named executive officer did not make an election with respect to method of payment for a termination benefit, he or she will be deemed to have elected to be paid in a lump sum. Payments generally will be made no later than 60 days after the named executive officer terminates his or her employment with us.

A named executive officer’s beneficiary will receive a survivor benefit equal to the named executive officer’s vested account balance if the named executive officer dies before he or she commences payment under the Deferred Compensation Plan. The survivor benefit will be paid to the named executive officer’s beneficiary in a lump sum payment as soon as administratively practicable, but in no event later than 60 days after the last day of the plan year in which the named executive officer dies.

Equity Compensation Plan Information

The table below provides information about Perrigo’s common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of June 28, 2008. Shareholder-approved plans include our LTIP, as well as our Employee Stock Option Plan and Non-Qualified Stock Option Plan for Directors, which were replaced by our LTIP.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	3,524,622	$15.47	3,238,770	(1)
Equity compensation plans not approved by shareholders	0	—	0
Total	3,524,622	$15.47	3,238,770

(1)

All of these shares were available for issuance under our LTIP. Excludes 735,777 shares of unvested restricted stock awards and unvested restricted stock units. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

PROPOSALS TO BE VOTED ON

Approval of Annual Incentive Plan

The Board of Directors adopted the Perrigo Company Annual Incentive Plan on August 13, 2008, subject to the approval of our shareholders. The Annual Incentive Plan is intended to optimize the tax deduction for performance-based awards to executives. Specifically, under Internal Revenue Code rules, compensation payable to certain senior executives in excess of $1,000,000 is not deductible by Perrigo unless the compensation satisfies technical rules set forth in IRS regulations. The Annual Incentive Plan is intended to comply with those technical IRS rules and allow annual non-equity incentive plan awards paid by Perrigo to qualify for the exemption.

The Board recommends that you approve the Incentive Plan.

The following summary describes the material features of the Annual Incentive Plan; however, it is not complete, and you should not rely solely on it for a detailed description of every aspect of the Annual Incentive Plan.

The Annual Incentive Plan Generally

In addition to enhancing Perrigo’s ability to attract and retain highly qualified employees and to promote Perrigo’s success, the Annual Incentive Plan is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Although awards under the MIB Plan to executives in prior years were based on attainment of performance targets, those non-equity incentive plan awards did not always satisfy the technical requirements for deduction as performance-based compensation under Code Section 162(m). If the Annual Incentive Plan is approved by stockholders, we expect that non-equity incentive plan awards paid to executives under that Plan until the 2013 Annual Meeting will be fully deductible for federal income tax purposes.

Incentive Plan Administration

The Compensation Committee administers the Annual Incentive Plan and has the authority to construe and interpret it and make the determinations necessary to administer it.

Eligibility

The Compensation Committee determines the employees who are eligible to participate in the Annual Incentive Plan for a fiscal year.

Performance Goals

The Committee will establish performance goals for each fiscal year for each participant, based on one or more of the following performance measures: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on invested capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return.

Performance goals may relate to Perrigo or to one or more of our operating units or groups and may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. The

Compensation Committee may adjust the performance goals to the extent necessary to prevent dilution or enlargement of any award due to extraordinary events or circumstances or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction.

Awards

Within 90 days after the beginning of each fiscal year, the Compensation Committee will select the employees or classes of employees who shall be eligible for the Annual Incentive Plan for that fiscal year. The Committee will also determine the performance goals to be attained for the fiscal year based on one or more performance measures and the payment schedule available to each participant based on the level of attainment of the performance goals. Following the end of the fiscal year, the Committee will determine whether and to what extent the performance goals were satisfied and the amount available for each participant based on the payment schedule for that participant.

The Compensation Committee may reduce, but not increase, an award to any participant under the Annual Incentive Plan, including a reduction to zero, based on any factors it determines to be appropriate in its sole discretion. The maximum incentive award payable under the Annual Incentive Plan to any participant for any fiscal year is $5,000,000.

Incentive bonuses are generally payable in cash by September 15 of the year following the end of the performance period.

Tax Consequences

Generally, a participant will include the value of an Annual Incentive Plan award in his or her taxable income when it is received by the participant. We have adopted the Annual Incentive Plan to enable us to receive a full tax deduction at the time the participant recognizes taxable income. We have the right to withhold from any payment under the Annual Incentive Plan the amount necessary to satisfy any applicable withholding required under the tax laws.

New Plan Benefits

Because amounts payable under the Annual Incentive Plan are based on performance goals that are determined each year at the discretion of the Compensation Committee, and because the committee has discretionary authority to reduce the amount of any incentive otherwise payable under the Annual Incentive Plan, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person under the Annual Incentive Plan.

Amendment and Termination

The Board of Directors has the right to amend or terminate the Annual Incentive Plan at any time. However, if any action that the Board proposes to take will have a material adverse effect on any incentive bonus previously awarded under the Annual Incentive Plan, then the affected participant must consent to the action.

The Board of Directors unanimously recommends a vote FOR

the approval of the Annual Incentive Plan.

Approval of Amendment and Restatement of the

2003 Long-Term Incentive Plan

The Board of Directors originally adopted the 2003 Long-Term Incentive Plan (the “LTIP”) in August 2003, and our shareholders approved it on October 28, 2003, which was the effective date of the LTIP. Our Shareholders also approved an Amendment to that Plan on October 28, 2005, increasing the number of shares issuable under the Plan by 4,500,000 shares.

In August 2008, the Board approved the amendment and restatement of the LTIP, subject to approval by our Shareholders. In addition to renaming the LTIP as the 2008 Long-Term Incentive Plan, the amendment and restatement will:

•	Clarify the share counting provisions,

•

Make certain changes intended to enhance the deductibility of future LTIP awards under section 162(m) of the Internal Revenue Code, including expanding the performance measures upon which performance-based awards may be made in establishing the maximum limit on the amount of annual tax compensation that may be paid to covered employees,

•	Clarify certain other administrative provisions, and

•

Increase the number of shares authorized for issuance pursuant to awards by 3,100,000 shares, subject to adjustments for awards that are forfeited or otherwise settled without the delivery of shares, as described in the LTIP.

The Board recommends that you approve the amendment and restatement of the LTIP. The summary of the LTIP provided below describes the material features of the LTIP following the amendment and restatement; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the LTIP.

The LTIP Generally

Under the LTIP, the Compensation Committee may grant stock-based incentives to employees, directors and other individuals providing material services to Perrigo. Awards under the LTIP may be in the form of incentive stock options, nonstatutory stock options, stock appreciation rights or stock awards (including restricted shares, performance shares, performance units and other stock unit awards). No awards may be granted under the LTIP on a date that is more than ten years after its effective date.

Although our shareholders approved the LTIP in October 2003, Internal Revenue Code Section 162(m) requires that the material terms of the performance goals must be disclosed to and re-approved by our shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which our shareholders previously approved those performance goals. It is for that reason that we are seeking your approval of the amended and restated LTIP, which except as provided below is similar in all material aspects to the LTIP our shareholders approved in 2003. The effective date of the amendment and restatement will be the date of the 2008 Annual Meeting, if the shareholders approve the amendment and restatement of the LTIP.

Shares Available for the LTIP

The number of shares of common stock for issuance under the LTIP will be increased by 3,100,000, plus the number of shares remaining available for future grants under the LTIP on the effective date of the amendment and restatement. In addition, any shares attributable to awards that are outstanding on the effective date of the amendment and restatement under the LTIP that are cancelled, forfeited or otherwise settled without the delivery of shares on or after the effective date will be available for awards under the amended and restated LTIP.

As of September 12, 2008, the record date, there were 3,705,548 shares available for issuance under the LTIP. As of the same date, the number of shares underlying outstanding awards under the plan was 4,582,489 shares. The number of available shares under the LTIP may change prior to the effective date of the amendment and restatement of the Plan if additional awards are granted or forfeited under the plan between September 12, 2008 and the date of the Annual Meeting, although we do not anticipate any significant new awards or forfeitures during this period.

If any award under the LTIP expires or is terminated on or after the effective date of the amendment and restatement of the Plan without the issuance of the shares, then the shares subject to the award will be added to the shares available for issuance under the amended and restated LTIP.

The number of shares that may be issued with respect to awards under the LTIP to any one participant in a calendar year may not exceed 400,000 shares.

The number of shares that can be issued and the number of shares subject to outstanding awards may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of Perrigo’s outstanding common stock. In that event, the Compensation Committee also may make appropriate adjustments to any stock appreciation rights, restricted stock or performance units outstanding under the LTIP.

Plan Administration

The Compensation Committee administers the LTIP. Subject to the specific provisions of the Plan, the Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the LTIP, establishes rules and regulations under the LTIP and makes all other determinations necessary or advisable for the LTIP’s administration.

Stock Options

Options under the LTIP may be either “incentive stock options,” as defined under the tax laws, or nonstatutory stock options; however, only employees may be granted incentive stock options. The per share exercise price may not be less than the fair market value of Perrigo common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, but the period cannot be longer than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option.

Upon exercise, the option holder may pay the exercise price in several ways. He or she may pay in cash, in previously acquired shares or, if permitted by the Committee, other consideration having a fair market value equal to the exercise price, or through a combination of the foregoing.

Except for adjustments to effect stock splits, stock dividends, recapitalizations or similar events, in no event shall the purchase price of an option be decreased after the grant date or surrendered in consideration of a new option grant with a lower exercise price or be cancelled or exchanged for cash without shareholder approval.

Stock Appreciation Rights

A stock appreciation right allows its holder to receive payment from us equal to the amount by which the fair market value of a share of Perrigo common stock exceeds the grant price of the right on the exercise date. The grant price may not be less than the fair market value of Perrigo common stock on the grant date of the right and the term may not be greater than 10 years.

Under the LTIP, the Compensation Committee can grant the rights in conjunction with the awarding of stock options or on a stand-alone basis. If the Committee grants a right with an option award, then the holder can exercise the rights at any time during the life of the related option, but the exercise will proportionately reduce the number of his or her related stock options. The holder can exercise stand-alone stock appreciation rights during the period determined by the Compensation Committee. Upon the exercise of a stock appreciation right, the holder receives cash, shares of Perrigo common stock or other property, or a combination thereof, in the discretion of the Committee. Except for adjustments to effect stock splits, stock dividends, recapitalizations or similar events, in no event shall the grant price of a stock appreciation right be decreased after the grant date or surrendered in consideration of a new stock appreciation right grant with a lower grant price or be cancelled in exchange for cash without shareholder approval.

Restricted Shares

Restricted shares refers to shares of Perrigo common stock subject to a risk of forfeiture or other restrictions on ownership for a certain period of time. During the restricted period, the holder of restricted shares may not sell or otherwise transfer the shares, but he or she may vote the shares and may be entitled to any dividend or other distributions if determined by the Committee. The restricted shares become freely transferable when the restriction period expires.

Performance Shares and Performance Units

A performance share is a right to receive shares of Perrigo common stock or equivalent value in the future, contingent on the achievement of performance or other objectives during a specified period. A performance unit represents an award valued by reference to property other than shares of Perrigo common stock, as designated by the Compensation Committee, contingent on the achievement of performance or other objectives during a specified period.

The Compensation Committee sets the terms and conditions of each award, including the performance goals that its holder must attain and the various percentages of performance unit value to be paid out upon full or partial attainment of those goals. The Committee also determines whether the goals have been satisfied and the form of payment, which may be in cash, Perrigo common stock, other property or a combination thereof. Payment may be made in a lump sum or in installments, as determined by the Committee.

Other Stock Unit Awards

An “other stock unit” award refers to any award, other than an option, stock appreciation right, restricted stock, performance share or performance unit, that is valued in whole or part by reference to shares of Perrigo common stock. The Compensation Committee determines the terms and conditions of other stock unit awards, including whether such awards are payable in cash, shares of Perrigo common stock or other property. If the other stock unit award is a right to purchase shares of Perrigo common stock, the purchase price of such shares cannot be less than the fair market value of the shares on the date the Committee awards the purchase right.

Termination of Employment

The LTIP provides that upon a participant’s death, disability or retirement, all outstanding awards immediately vest, and stock options and stock appreciation rights may be exercised by the participant, or his or her estate, beneficiary or conservator in the case of death or disability, at any time prior to their stated expiration dates. If the participant’s employment is terminated involuntarily for economic reasons, for example, restructurings, dispositions or layoffs, as determined in the discretion of the Compensation Committee, he or she may exercise any vested options or stock appreciation rights until the earlier of 30 days following the date that is 24 months after the termination date and the expiration date of the options or stock appreciation rights. Unvested options, stock appreciation rights and restricted shares that are scheduled to vest during the 24-month period following the termination date will continue to vest as if the participant had continued to perform services during the 24-month period. Those not scheduled to vest during the 24-month period are forfeited on the termination date. If a participant’s termination is for cause, all outstanding awards are forfeited. In all other terminations, unvested awards are forfeited on the termination date and the participant may exercise his or her vested options and stock appreciation rights during the three-month period after the termination, but not later than the expiration date of the option or stock appreciation right. In certain circumstances, the LTIP provides for extended exercisability when a participant dies following termination.

Change in Control

Regardless of the vesting requirements that otherwise apply to an award under the LTIP, unless the committee determines otherwise in an individual award agreement, all outstanding awards vest upon a change in control of Perrigo. On a change in control, the Compensation Committee has the discretion to take any of the following actions with respect to awards granted under the LTIP, without the consent of any participant: require that the award be surrendered for cash, terminate the award after participants have been given an opportunity to exercise, or convert the award to an award of the surviving corporation. Generally, a change in control is defined in the LTIP to mean (1) the ownership of 50% or more of Perrigo common stock by a person who was not a shareholder on the date the LTIP was initially adopted and (2) a change in Board composition so that a majority of the Board is comprised of individuals who are neither incumbent members nor their nominees.

Performance-Based Awards

The Compensation Committee may designate any award of restricted shares, performance shares, performance units or other stock unit awards as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. These awards will be conditioned on the achievement of one or more performance measures based on one or any combination of the following, as selected by the Committee: cash flow; cash flow from operations; net income; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on invested capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; cost control; debt reduction; productivity; delivery performance; safety record; stock price; stock price appreciation; and total stockholder return of Perrigo or of a division or affiliate of Perrigo that employs the participant.

The maximum annual case payment that may be made in settlement of a performance-based award to an executive subject to Section 162(m) of the Internal Revenue Code is $6,000,000.

Transferability

The recipient of an award under the LTIP generally may not pledge, assign, sell or otherwise transfer his or her stock options, stock appreciation rights, restricted shares or performance units other than by will or by the laws of descent and distribution. The Compensation Committee, however, may establish rules and procedures to allow participants in the LTIP to transfer nonstatutory stock options to immediate family members or to certain trusts or partnerships.

Tax Consequences

The holder of an award granted under the LTIP may be affected by certain federal income tax consequences. Special rules may apply to individuals who may be subject to Section 16(b) of the Securities Exchange Act of 1934. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the LTIP. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

Incentive Stock Options. There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The “spread” between the exercise price and the fair market value of Perrigo common stock on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the stock’s appreciation until he or she sells the shares.

Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the option grant date and has held the shares for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain he or she realized on the sale and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. If the holder does not satisfy the employment requirement described above, then he or she recognizes ordinary income (treated as compensation) at the time he or she exercises the option under the tax rules applicable to the exercise of a nonstatutory stock option. We are entitled to an income tax deduction to the extent that an option holder realizes ordinary income.

Nonstatutory Stock Options. There are no federal income tax consequences to us or to the recipient of a nonstatutory stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of Perrigo stock on the exercise date. This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. We receive an income tax deduction upon the exercise of a nonstatutory stock option in an amount equal to the spread.

Stock Appreciation Rights. There are no tax consequences associated with the grant of stock appreciation rights. Upon exercise, the holder of stock appreciation rights recognizes ordinary income in the amount of the appreciation paid to him or her. This ordinary income is treated as compensation for tax purposes. We receive a corresponding deduction in the same amount that the holder recognizes as income.

Restricted Shares. The holder of restricted shares does not recognize any taxable income on the shares while they are restricted. When the restrictions lapse, the holder’s taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, avoid the delay in computing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to determine the amount of taxable income at the time of receipt of the restricted shares. Generally, at the time the holder recognizes taxable income with respect to restricted shares, we will receive a deduction in the same amount.

Performance Shares, Performance Units and Other Stock Unit Awards. There are no tax consequences associated with the grant of performance shares, performance units or other stock unit awards. The holder recognizes ordinary income (treated as compensation) upon a payment on the performance shares, performance units or other stock unit awards in amount equal to the payment received, and we receive a corresponding tax deduction.

Excise Taxes. Under certain circumstances, the accelerated vesting of an award in connection with a change in control of Perrigo might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent they are considered excess parachute payments, a participant in the LTIP may be subject to a 20% excise tax and we may be unable to receive a tax deduction.

Plan Amendment and Termination

Generally, the Board of Directors may amend or terminate the LTIP at any time without shareholder approval. Without shareholder approval, however, the Board may not: (1) increase the number of shares of Perrigo stock available for issuance under the LTIP; (2) change employees or class of employees eligible to participate in the LTIP, (3) change the minimum purchase price for any option grant below fair market value, or (4) materially change the terms of the LTIP. In addition, if any action that the Board proposes to take will have a materially adverse effect on the rights of any participant or beneficiary under an outstanding award, then the affected participants or beneficiaries must consent to the action.

The Board of Directors unanimously recommends a vote FOR

the approval of the amendment and restatement of the 2003 Long-Term

Incentive Plan.

Report of the Audit Committee

The Audit Committee of the Board is responsible for monitoring: (1) Perrigo’s accounting and financial reporting principles and policies; (2) Perrigo’s financial statements and the independent audit thereof; (3) the qualifications, independence and performance of Perrigo’s independent auditors; and (4) Perrigo’s internal control over financial reporting. In particular, these responsibilities include, among other things, the appointment and compensation of Perrigo’s independent auditors, reviewing with the independent auditors the plan and scope of the audit of the financial statements and internal control over financial reporting and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal auditors and the independent auditors. All of the members of the Audit Committee are independent, as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Board has adopted an Audit Committee Charter, which it reviews annually based upon input from the Committee.

In connection with the June 28, 2008 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, as amended; and (3) received and discussed with the independent auditors the written disclosures and letter from the independent auditors required by Independence Standards No. 1 and has discussed with the independent auditors their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that Perrigo’s audited financial statements be included in Perrigo’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 28, 2008.

THE AUDIT COMMITTEE

Laurie Brlas, Chair
Gary K. Kunkle, Jr.
Ben-Zion Zilberfarb

Independent Registered Public Accounting Firm

BDO Seidman, LLP (“BDO”) was Perrigo’s independent registered public accounting firm since 1988. The Board engaged BDO as our independent registered public accountants for fiscal year 2008. Representatives of BDO will be present at the Annual Meeting and will have the opportunity to make a statement and respond to questions.

During fiscal years 2007 and 2008, we retained BDO to perform auditing and other services for us and paid them the following amounts for these services:

Fiscal Year 2007		Fiscal Year 2008
Audit Fees	$1,622,800	Audit Fees	$1,997,300
Audit-Related Fees	39,000	Audit-Related Fees	36,500
Tax Fees	77,700	Tax Fees	164,600

Total	$1,739,500	Total	$2,198,400

Audit-related fees in 2007 and 2008 were for benefit plan audits. Tax fees related primarily to tax compliance services.

The Audit Committee maintains a policy pursuant to which it reviews and pre-approves audit and permitted non-audit services (including the fees and terms thereof) to be provided by our independent registered public accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to the completion of our audit. The Chair of the Audit Committee, or any other member or members designated by the Audit Committee, is authorized to pre-approve non-audit services, provided that any pre-approval shall be reported to the full Audit Committee at its next scheduled meeting. All auditing and other services performed by our independent registered public accountants in fiscal 2008 were approved in accordance with the Audit Committee’s policy.

As previously reported on Form 8-K, on May 20, 2008, the Audit Committee, as part of its annual review process, selected Ernst & Young, to serve as our independent registered public accounting firm for the 2009 fiscal year ending June 27, 2009.

The Audit Committee determined that BDO would not be reappointed as our independent registered public accounting firm. Accordingly, effective upon the completion of its engagement for our fiscal year ended June 28, 2008, BDO ceased to be our independent registered public accounting firm. With respect to BDO and its service as our independent registered public accounting firm, during the fiscal years ended June 30, 2007 and July 1, 2006, as well as the subsequent period preceding the Audit Committee’s decision not to reappoint BDO:

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There were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed in our Annual Report on Form 10-K for the fiscal year ended July 1, 2006, BDO’s audit for that fiscal year of our management’s assessment of the effectiveness of our internal control over financial reporting stated that Perrigo and its subsidiaries had not maintained effective internal control over financial reporting as of July 1, 2006, as a result of material weaknesses identified by our management. Our management has concluded that, for the fiscal year ended June 30, 2007, our internal control over financial reporting was effective.

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BDO’s reports on our financial statements for fiscal years 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principals.

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There were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused them to make a reference to the subject matter of the disagreement(s) in their reports.

We provided BDO with a copy of these disclosures and asked BDO to provide us with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with our statements and, if not, stating the respects in which it does not agree. A copy of BDO’s letter to the Commission is attached as Exhibit 16.1 to our Current Report on Form 8-K filed on May 23, 2008.

During the fiscal years ended June 30, 2007 and July 1, 2006 and the subsequent period prior to engaging Ernst & Young, we did not consult with Ernst & Young regarding the application of accounting principals to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended June 28, 2008, including schedules, which is on file with the Securities and Exchange Commission, is included in the Annual Report delivered with this proxy statement. If you would like a copy of the exhibits to the Form 10-K, please contact Todd W. Kingma, Secretary, Perrigo Company, 515 Eastern Ave., Allegan, MI 49010.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on November 4, 2008:

The Notice of Annual Meeting, Proxy Statement and our 2008 Annual Report are available electronically at http://www.perrigo.com/proxymaterials.

PERRIGO COMPANY

ANNUAL INCENTIVE PLAN

Perrigo Company, a Michigan corporation, adopts the Perrigo Company Annual Incentive Plan (the “Plan”) for the purpose of enhancing the Company’s ability to attract and retain highly qualified employees and to provide additional financial incentives to such employees to promote the success of the Company and its subsidiaries. Remuneration payable under the Plan is intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.

1. Definitions. As used herein, the following terms shall have the respective meanings indicated:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.

(c) “Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan that is comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an “outside director” within the meaning of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

(d) “Company” shall mean Perrigo Company, a Michigan corporation.

(e) “Covered Employee” shall mean the Company’s Chief Executive Officer, each other executive officer of the Company, and each other employee that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) of the Code and Section 1.162-27(c)(2) of the Regulations.

(f) “Disability” shall mean disability as defined under the Company’s long-term disability insurance plan under which the Participant is then covered or, if the Participant is not covered under such a plan, shall have the meaning set forth in Code Section 22(e)(3).

(g) “Incentive Bonus” shall mean, for each Participant, an annual bonus to be paid in the amount determined by the Committee pursuant to Section 6 below.

(h) “Maximum Potential Incentive Bonus” shall mean, with respect to any Participant for any fiscal year, $5,000,000.

(i) “Participant” means, with respect to any fiscal year, an employee of the Company or its subsidiaries who has been designated as eligible to participate in the Plan for such fiscal year in accordance with Section 3.

(j) “Performance Goal(s)” means the level or levels of Performance Measures established by the Committee for a fiscal year.

(k) “Performance Measures” means, with respect to any fiscal year, one or more of the following, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; net income; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on invested capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. The Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation ,or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause an award to fail to qualify as performance-based compensation within the meaning of Code Section 162(m) with respect to a Covered Employee.

(l) “Regulations” shall mean the Treasury Regulations promulgated under the Code, as amended from time to time.

(m) “Retirement” shall mean termination of employment with the Company and its affiliates which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 60 or older with 10 or more years of service with the Company and its affiliates. For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant’s service with the Company or an affiliate or an anniversary of such date.

2. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and

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administer the Plan and shall have the exclusive right to establish, adjust, pay or decline to pay an Incentive Bonus for each Participant. Such power and authority shall include the right to exercise discretion to reduce but not to increase the Incentive Bonus payable to a Participant; provided, however, that the exercise of such discretion with respect to any Participant shall not have the effect of increasing the Incentive Bonus that is payable to any other Participant. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, its subsidiaries, any Participant and any person claiming any benefit or right under the Plan. The Committee, in its discretion, may delegate its authority under the Plan to any senior executive officer of the Company with respect to Participants who are not senior executive officers or Covered Employees.

3. Eligibility. The Committee shall designate the employees or classes of employees of the Company and its affiliates who shall be eligible “Participants” in the Plan for a fiscal year.

4. Awards. Not later than the 90th day of each fiscal year of the Company, the Committee shall designate, in writing, the Performance Goal(s) to be attained for each Participant for such fiscal year based on one or more Performance Measures, and the payout schedule detailing the total amount which may be available for payout to each Participant based upon the relative level of attainment of the Performance Goal(s) with respect to such Performance Measure(s).

5. Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Company, but in no event later than September 15 following the end of such fiscal year, the Committee shall certify, in writing, (i) whether and to what extent the Performance Goal(s) for the fiscal year were satisfied, and (ii) the amount available for each Participant’s Incentive Bonus for such fiscal year based upon the payout schedule established under Section 4 for such Participant for the fiscal year.

6. Termination of Employment. Unless determined otherwise by the Committee, if a Participant’s employment with the Company and subsidiaries terminates during the fiscal year due to Retirement, death, or Disability, the Participant shall be entitled to receive a pro rata portion of the Incentive Bonus for such fiscal year in an amount equal to the Incentive Bonus the Participant would have received had he or she remained employed until the end of the fiscal year, pro rated based on the number of days in the fiscal year prior to the Participant’s termination of employment. Unless the Committee determines otherwise, if a Participant’s employment terminates prior to the last day of a fiscal year for any other reason, no Incentive Bonus will be payable to such Participant with respect to such fiscal year.

7. Payment of Incentive Bonuses. The amount of the Incentive Bonus actually paid to a Participant for a fiscal year shall be such amount as determined by the Committee in its sole discretion, including zero, provided that the actual Incentive Bonus paid shall not exceed the lesser of (i) the amount determined as payable by the Committee under Section 5 for the fiscal year or, (ii) the Maximum Potential Incentive

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Bonus. Incentive Bonuses shall be paid in cash at such times and on such terms as are determined by the Committee in its sole and absolute discretion, but in no event later than September 15 following the fiscal year to which such Incentive Bonus relates.

8. No Right to Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder, nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company. The Company expressly reserves any and all rights to discharge any Participant without incurring liability to any person under the Plan or otherwise.

9. Withholding. The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

10. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to the Participant and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

11. Unfunded Plan. The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. A Participant’s rights to payment under the Plan shall be limited to those of a general creditor of the Company.

12. Repayment/Forfeiture of Incentive Bonus. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) any Participant whose Incentive Bonus is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, and (b) any Participant who the Committee determines either knowingly engaged in or failed to prevent the misconduct, or whose actions or in actions with respect to the misconduct and restatement constituted gross negligence, shall be required to reimburse the Company the amount of any payment of any Incentive Bonus earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. To the extent such Incentive Bonus was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the Participant, the amount of bonus deferred (and any earnings thereon) shall be forfeited.

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13. Adoption, Amendment, Suspension and Termination of the Plan.

(a) The Plan shall be effective for the fiscal year of the Company commencing July 1, 2008 and shall continue in effect until terminated as provided below; provided, however, any Award to a Covered Employee shall be contingent on stockholder approval of the Plan at the Company’s 2008 Annual Meeting of Stockholders. If the Plan is not approved by stockholders at the Company’s 2008 Annual Meeting of Stockholders, any awards granted under the Plan to Covered Employees shall be null and void and of no effect.

(b) Subject to the limitations set forth in paragraph (c) below, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

(c) No amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, materially, adversely alter or impair any rights or obligations under any Incentive Bonus previously awarded under the Plan.

14. Governing Law. The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Michigan, other than the choice of law rules thereof.

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PERRIGO COMPANY

2008 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE. Perrigo Company previously adopted the Perrigo Company 2003 Long-Term Incentive Plan (the “Plan”) to encourage employees, directors and other persons providing significant services to Perrigo Company and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of share owners, and to enhance the ability of the Company to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. The following provisions constitute an amendment and restatement of the Plan, which on and after the Effective Date shall be known as the “Perrigo Company 2008 Long-Term Incentive Plan”. The amended and restated Plan shall apply to Awards granted on or after the Effective Date.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Acquiring Person” means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of fifty percent (50%) or more of the Shares then outstanding.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Performance Share, Performance Unit, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

(d) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

(e) “Beneficiary” means the person or persons to whom an Award is transferred by his or her will or by the laws of descent and distribution of the state in which the Participant resided at the time of his or her death.

(f) “Board” shall mean the Board of Directors of Perrigo Company.

(g) “Cause” shall mean any of the following events, as determined by the Committee:

(1) The commission of an act which, if proven in a court of law, would constitute a felony violation under applicable criminal laws;

(2) A breach of any material duty or obligation imposed upon the Participant by the Company;

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(3) Divulging the Company’s confidential information, or breaching or causing the breach of any confidentiality agreement to which the Participant or the Company is a party;

(4) Engaging or assisting others to engage in business in competition with the Company;

(5) Refusal to follow a lawful order of the Participant’s superior or other conduct which the Board or the Committee determines to represent insubordination on the part of the Participant; or

(6) Other conduct by the Participant which the Board or the Committee, in its discretion, deems to be sufficiently injurious to the interests of the Company to constitute cause.

(h) A “Change in Control” shall occur when (i) any Acquiring Person (other than (A) the Company, (B) any employee benefit plan of the Company or any Trustee of or fiduciary with respect to any such plan when acting in such capacity, or (C) any person who, on the Effective Date of the Plan, is an Affiliate of Perrigo Company and owning in excess of ten percent (10%) of the outstanding Shares of Perrigo Company and the respective successors, executors, legal representatives, heirs and legal assigns of such person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of fifty percent (50%) or more of the Shares then outstanding, or (ii) Continuing Directors no longer constitute a majority of the Board.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j) “Committee” shall mean the Compensation Committee of the Board, composed of no fewer than three directors, each of whom is a Non-Employee Director, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of applicable standards of the National Association of Securities Dealers, Inc. (“NASD”) or any national securities exchange upon which the Shares are traded.

(k) “Company” shall mean Perrigo Company, its subsidiaries and/or Affiliates.

(l) “Continuing Director” means any person who was a member of the Board on the Effective Date of the Plan, and any new director thereafter elected by the shareholders or appointed by the Board, provided such new director’s election or nomination for election by the Company’s shareholders was approved by a majority of directors who were either directors on the Effective Date or whose election or nomination for election was previously so approved.

(m) “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(n) “Disability” means, with respect to an Employee, disability as defined under the Company’s long term disability insurance plan under which such Employee is then covered and, with respect to any other Participant, has the meaning set forth in Section 22(e)(3) of the Code, as determined by the Committee in its sole discretion.

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(o) “Effective Date” shall have the meaning set forth in Section 16 hereof.

(p) “Employee” shall mean any employee of the Company or of any Affiliate.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(r) “Fair Market Value” shall mean (i) with respect to a Share, the last reported sale price of a Share on the date of determination, or on the most recent date on which the Share is traded prior to that date, as reported on the Nasdaq National Market, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(s) “Incentive Stock Option” shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Only Employees may be awarded Incentive Stock Options.

(t) “Involuntary Termination for Economic Reasons” means that the Participant’s Termination Date occurs due to involuntary termination of employment by the Company by reason of a corporate restructuring, a disposition or acquisition of a business or facility, or a downsizing or layoff, as determined by the Company’s Chief Executive Officer, in his sole discretion, or by the Committee in the case of a Participant subject to Section 16 of the Exchange Act.

(u) “Non-Employee Directors” shall mean individuals who qualify as such within the meaning of Rule 16b-3 under the Exchange Act (or any successor definition thereto).

(v) “Nonstatutory Stock Option” shall mean an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

(w) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(x) “Original Effective Date” means October 28, 2003.

(y) “Other Stock Unit Awards” shall mean Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, other than Awards which are Options, Stock Appreciation Rights, Restricted Share Awards, Performance Shares or Performance Units.

(z) “Participant” shall mean an Employee or director of, or a consultant or other person providing significant services to, the Company who is selected by the Committee to receive an Award under the Plan.

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(aa) “Performance Award” shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

(bb) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(cc) “Performance Share” shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(dd) “Performance Unit” shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ee) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, Company, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

(ff) “Prior Stock Plans” shall mean the Perrigo Company Employee Stock Option Plan, the Perrigo Company Non-Qualified Stock Option Plan for Directors, the Perrigo Company Restricted Stock Plan for Directors, and the Perrigo Company Restricted Stock Plan for Directors II.

(gg) “Restricted Share” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(hh) “Restricted Share Award” shall mean an award of Restricted Shares under Section 8 hereof.

(ii) “Retirement” means a Participant’s Termination Date which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 60 with ten or more years of service with the Company. For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant’s service with the Company as an employee, director or consultant, or an anniversary of such date.

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(jj) “Shares” shall mean shares of common stock, without par value, of Perrigo Company and such other securities of the Company as the Committee may from time to time determine.

(kk) “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(ll) “Ten Percent Shareholder” means a person who owns (after taking into account the attribution rules of Section 424(b) of the Code or any successor provision thereto) more than 10% of the combined voting power of all classes of shares beneficial interest of the Company.

(mm) “Termination Date” means the date that a Participant both ceases to be an Employee or director and ceases to perform any material services for the Company, including, but not limited to, advisory or consulting services or services as a member of the Board. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have a Termination Date if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

SECTION 3. ADMINISTRATION.

(a) AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, and shareholder, and any Employee, director or consultant of the Company or of any Affiliate.

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(b) DELEGATION. The Committee may delegate to the Company’s Chief Executive Officer the authority to grant Awards to Participants, other than Participants who are subject to Section 16 of the Exchange Act, and to determine the terms and conditions of such Awards, subject to the limitations of the Plan and such other limitations and guidelines as the Committee may deem appropriate.

SECTION 4. DURATION OF, AND SHARES SUBJECT TO PLAN.

(a) TERM. The Plan shall remain in effect until terminated by the Board, provided, however, that no Award may be granted under the Plan more than ten (10) years after the Effective Date, but any Award theretofore granted may extend beyond that date.

(b) SHARES SUBJECT TO THE PLAN. The maximum number of Shares in respect for which Awards may be granted under the Plan, subject to adjustment as provided in Section 4(c) of the Plan, is (i) 3,700,000, plus (ii) the number of Shares that remained available for issuance under the Plan as of the Effective Date (including Shares underlying outstanding awards under the Plan and Prior Stock Plans that are forfeited, terminated, expire unexercised or are otherwise settled without the delivery of Shares on and after the Effective Date). No further awards shall be made under the Prior Stock Plans after the Original Effective Date. No Participant may be granted Awards in any one calendar year with respect to more than 400,000 Shares. The maximum amount payable in cash to a Covered Employee for any calendar year with respect to any Award subject to Section 13 shall be $6,000,000.

For the purpose of computing the total number of Shares available for Awards under the Plan, there shall be counted against the foregoing limitations the number of Shares subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted. The Shares which were previously subject to Awards shall again be available for Awards under the Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or exchanged for other Awards (to the extent of such forfeiture or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued. Further, any Shares which are used as full or partial payment to the Company by a Participant of the purchase price of Shares or the tax withholding requirement with respect to any Awards granted under the Plan shall again be available for Awards under the Plan. The number of Shares that are forfeited, expire unexercised or are otherwise settled without the delivery of Shares under the Prior Stock Plans on and after the Original Effective Date shall again be available for Awards under this Plan. If a Stock Appreciation Right is settled in Shares, Shares that are in excess of the net Shares delivered on exercise of such Stock Appreciation Right shall be added back to the number of Shares available for future Awards under the Plan.

Shares which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under the Plan.

(c) CHANGES IN SHARES. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, the Committee shall make equitable adjustments and substitutions with respect to (i) the aggregate number, class and kind

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of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, (ii) the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and (iii) the number, class and kind of Shares subject to, Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company). The Committee shall have the sole discretion to determine the manner of such equitable adjustment or substitution, provided that the number of Shares or other securities subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY. Any Employee, director, consultant or other person providing material services to the Company shall be eligible to be selected as a Participant.

SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(a) OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that (i) such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option, and (ii) such purchase price for an Incentive Stock Option granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value of the Share on the date of grant of the Option.

(b) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that (i) no Option shall be exercisable after the expiration of ten years from the date the Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted.

(c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

(d) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

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(e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 if the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. An Incentive Stock Option must be exercised within three months following the Participant’s termination of employment with the Company, or within twelve months if such termination is by reason of death or Disability. If for any reason an Option intended to be an Incentive Stock Option fails to satisfy the requirements of Section 422 of the Code, such Option will automatically convert to a Nonstatutory Stock Option.

(f) REPRICING. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization , reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without the approval of the Company’s shareholders.

SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. Each Share subject to a Stock Appreciation Right shall have an exercise price of not less than Fair Market Value of a Share on the date of grant of the Stock Appreciation Right. The term of the Stock Appreciation Right shall be fixed by the Committee in its sole discretion, provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date the Stock Appreciation Right is granted. The Committee, in its sole discretion, shall establish or impose such other terms and conditions with respect to Stock Appreciation Rights as it shall deem appropriate, which need not be the same with respect to each recipient.

Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted, and may be exercised only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the aggregate purchase price for the Option. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

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SECTION 8. RESTRICTED SHARES.

(a) ISSUANCE. Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Share Awards need not be the same with respect to each recipient.

(b) REGISTRATION. Any Restricted Shares issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Shares awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

(c) FORFEITURE. Except as set forth in Section 11 or otherwise determined by the Committee at the time of grant, upon a Participant’s Termination Date for any reason during the restriction period, all Restricted Shares still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares, except for Restricted Share Awards that are intended to comply with the performance-based compensation requirements of Section 13. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

SECTION 9. PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 12, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Awards shall be made, and all other conditions of the Awards. The provisions of Performance Awards need not be the same with respect to each recipient.

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SECTION 10. OTHER STOCK UNIT AWARDS.

(a) STOCK AND ADMINISTRATION. Other Stock Unit Awards may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

(b) TERMS AND CONDITIONS. Shares (including securities convertible into Shares) granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

SECTION 11. EFFECT OF TERMINATION DATE.

The Committee shall have the discretion to establish terms and conditions relating to the effect of the Participant’s Termination Date on Awards under the Plan. Unless the Committee determines otherwise with respect to any individual Award, as stipulated in the applicable Award Agreement, the following provisions shall apply to Options, Stock Appreciation Rights and Restricted Shares on a Participant’s Termination Date.

(a) DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs for reasons of death, Disability or Retirement, (i) the restriction period with respect to any Restricted Shares shall lapse, and (ii) the Participant’s outstanding Options and Stock Appreciation Rights shall immediately vest in full and may thereafter be exercised in whole or in part by the Participant (or the duly appointed fiduciary of the Participant’s estate or Beneficiary in the case of death, or conservator of the Participant’s estate in the case of Disability) at any time prior to the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

(b) INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons, the Participant may exercise his or her Options and Stock Appreciation Rights, to the extent vested, at any time prior to the earlier of (i) the date which is 30 days after the date which is 24 months after such Termination Date, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights. Any Options, Stock Appreciation Rights or Restricted Shares which are not vested at such Termination Date, but are scheduled to vest during the 24 month period following the Termination Date, shall continue to vest during such 24 month period according to the vesting schedule in effect prior to such Termination Date as if the Participant had continued to provide services to the Company during the 24 month period. Any Options, Stock Appreciation Rights and Restricted Shares which are not scheduled to vest during such 24 month period will be forfeited on the Termination Date.

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If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (b), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options and Stock Appreciation Rights (to the extent that such Options and Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the later of the date which is (i) 30 days after the date which is 24 months after the Participant’s Termination Date, or (ii) 12 months after the date of death, but in no event later than the expiration of the respective terms of the Options and Stock Appreciation Rights.

(c) TERMINATION DATE FOR CAUSE. If the Participant’s Termination Date occurs for reasons of Cause, at the time such notice of termination is given by the Company (i) any Restricted Shares subject to a restriction period shall be forfeited, and (ii) the Participant’s right to exercise his or her Options and Stock Appreciation Rights shall terminate. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

(d) OTHER TERMINATION OF EMPLOYMENT OR SERVICE. In the event the Participant’s Termination Date occurs for reasons other than described in the foregoing provisions of this Section 11, the Participant shall have the right to exercise his or her Options and Stock Appreciation Rights at any time prior to the earlier of (i) the date which is three months after such Termination Date, or (ii) the expiration date of the respective terms of the Options or Stock Appreciation Rights, as applicable, but only to the extent such Option or Stock Appreciation Right, as applicable, was vested prior to such Termination Date. Any Options or Stock Appreciation Rights which are not vested at such Termination Date shall be forfeited on the Termination Date.

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (d), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options or Stock Appreciation Rights (to the extent that such Options or Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the earlier of (i) 12 months after the date of death, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

SECTION 12. CHANGE IN CONTROL PROVISIONS.

Notwithstanding any other provision of the Plan to the contrary, unless the Committee determines otherwise with respect to any individual Award, as stipulated in the applicable Award Agreement, in the event of a Change in Control:

(a) Any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested.

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(b) The restrictions and deferral limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and limitations and become fully vested and transferable.

(c) All Performance Awards shall be considered to be earned and payable in full and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

(d) The restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(e) In addition to the foregoing, the Committee may take any one or more of the following actions with respect to any or all Awards that were granted on or after February 7, 2007, without the consent of any Participant:

(1) The Committee may require that Participants surrender outstanding Options and Stock Appreciation Rights in exchange for one or more payments by the Company, in cash or Shares as determined by the Committee, equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the purchase price. Payment shall be made on such terms as the Committee determines.

(2) After giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate.

(3) The Committee may determine that any Awards that remain outstanding after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(4) Any such surrender, termination or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

SECTION 13. CODE SECTION 162(M) PROVISIONS.

(a) Notwithstanding any other provision of this Plan, if the Committee determines at the time any Restricted Shares, Performance Awards or Other Stock Unit Awards are granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.

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(b) If an Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following: cash flow; cash flow from operations; net income, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on invested capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; cost control; debt reduction; productivity; delivery performance; safety record; stock price; stock price appreciation; and total stockholder return, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based upon the attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the times period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

(c) Notwithstanding any provision of this Plan other than Section 12, with respect to any Award that is subject to this Section 13, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(B) of the Code or any successor thereto.

SECTION 14. AMENDMENTS AND TERMINATION.

The Board may amend, alter or discontinue the Plan at any time; provided, however, no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee’s or Participant’s consent; provided, further that, any amendment that would (i) except as is provided in Section 4(c) of the Plan, increase the total number of shares reserved for the purpose of the Plan, (ii) change the employees or class of employees eligible to participate in the Plan, (iii) change the minimum exercise price for any Option or Stock Appreciation Right below the minimum price set forth in Section 6(a) and Section 7 of the Plan, as applicable, or (iv) materially (within the meaning of rules of NASD) change the terms of the Plan, shall not be effective without the approval of Perrigo Company’s shareholders.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided, that no such amendment shall impair the rights of any Participant without his or her consent.

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SECTION 15. GENERAL PROVISIONS.

(a) Unless the Committee determines otherwise with respect to an Award other than an Incentive Stock Option, no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Unless the Committee determines otherwise, each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, subject to such rules as the Committee may establish, a Nonstatutory Stock Option may be transferred by a Participant during his or her lifetime to a trust, partnership or other entity established for the benefit of the Participant and his or her immediate family which, for purposes of the Plan, shall mean those persons who, at the time of such transfer, would be entitled to inherit part or all of the estate of the Participant under the laws of intestate succession then in effect in the state in which the Participant resides if the Participant had died on such transfer date without a will.

(b) Subject to the provisions of Section 6(b) and Section 7, the term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee.

(c) No Employee or Participant shall have any claim to be granted any Award under the Plan nor to remain in the employment or service of the Company and there is no obligation for uniformity of treatment of Employees or Participants under the Plan. The Committee may, in its sole discretion, condition eligibility for an Award on the execution of a noncompete or similar-type agreement.

(d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(e) Except as provided in Section 13, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

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(f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, NASD, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(i) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(j) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of any withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such that. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain, Shares.

(k) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

(l) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable Federal law.

(m) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(n) Awards may be granted to Employees, directors or consultants of the Company or Affiliates who are foreign nationals or employed outside the United States, or both, on such

15

terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 16. EFFECTIVE DATE OF PLAN. This amendment and restatement of the Plan shall be effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

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VOTE BY TELEPHONE
c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509	Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a Touch-Tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253-5300.

The Proxy Materials are available for review at: www.perrigo.com/proxymaterials

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the Postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 6:00 a.m. Eastern Standard Time on Tuesday, November 4, 2008 to be counted in the final tabulation.

If you vote by telephone or Internet, please do not send your proxy by mail.

è

Proxy must be signed and dated below.

ä  Please fold and detach card at perforation before mailing.  ä

PERRIGO COMPANY	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on November 4, 2008.

The undersigned appoints Judy L. Brown and Todd W. Kingma, or either of them, with full power of substitution as attorneys and proxies to vote as designated, with all powers which the undersigned would possess if personally present, all the shares of Common Stock of Perrigo Company held of record by the undersigned on September 12, 2008, at the Annual Meeting of Shareholders to be held on November 4, 2008 or any adjournment thereof.

This proxy also provides voting instructions to the trustee under the Perrigo Company Profit Sharing Plan and directs the trustee to vote all the shares of Common Stock of Perrigo Company allocated to the undersigned’s account as indicated on the reverse side.

Signature

Signature

Date:	,	2008

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For your comments:

ã Please fold and detach comment card at perforation before mailing. ã

YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Meeting.

Proxy must be signed and dated on the reverse side.
ä Please fold and detach card at perforation before mailing. ä

PERRIGO COMPANY	PROXY

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	Election of Directors whose three-year term of office will expire in 2011.

Nominees:	(1)	Moshe Arkin	(2)	Gary K. Kunkle, Jr.	(3)	Herman Morris, Jr.	(4)	Ben-Zion Zilberfarb

	❑	FOR all nominees listed above				❑ WITHHOLD AUTHORITY
		(except as listed to the contrary below)				to vote for all nominees listed above

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

2.	Approval of the proposed Annual Incentive Plan.

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	Approval of the proposed Amendment and Restatement of the 2003 Long-Term Incentive Plan.

❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT–THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

VOTE BY MAIL
P. O. Box 20387 Tel Aviv, Israel 61200

If you own shares that are traded through the Tel Aviv Stock Exchange (“TASE”): Please mark, sign and date your proxy card, add to it an Ownership Certificate from the Tel Aviv Stock Exchange Clearing House Ltd. member through which your shares are registered, and return it to Perrigo Company P.O. Box 20387, Tel Aviv, Israel 61200.

The Proxy Materials are available for review at:

www.perrigo.com/proxymaterials

Vote by Mail
Return your proxy to Perrigo Company P.O. Box 20387 Tel Aviv, Israel 61200

Proxy must be signed and dated below.

ä Please fold and detach card at perforation before mailing. ä

PERRIGO COMPANY	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on November 4, 2008.

The undersigned appoints Judy L. Brown and Todd W. Kingma, or either of them, with full power of substitution as attorneys and proxies to vote as designated, with all powers which the undersigned would possess if personally present, all the shares of Common Stock of Perrigo Company held of record by the undersigned on September 12, 2008, at the Annual Meeting of Shareholders to be held on November 4, 2008 or any adjournment thereof.

This proxy also provides voting instructions to the trustee under the Perrigo Company Profit Sharing Plan and directs the trustee to vote all the shares of Common Stock of Perrigo Company allocated to the undersigned’s account as indicated on the reverse side.

Signature

Signature

Date:	, 2008

Please sign exactly as name appears in the ownership certificate provided by the TASE clearing house member. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For your comments:

ã Please fold and detach comment card at perforation before mailing. ã

YOUR VOTE IS IMPORTANT!

Please sign and date this proxy card and return it promptly together with an Ownership Certificate from your bank, broker or other TASE Clearing House member, through which your shares are registered, to Perrigo Company, P.O. Box 20387, Tel Aviv, Israel 61200 so your shares may be represented at the Meeting.

Proxy must be signed and dated on the reverse side.

ä Please fold and detach card at perforation before mailing. ä

PERRIGO COMPANY	PROXY

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	Election of Directors whose three-year term of office will expire in 2011.

Nominees:	(1)	Moshe Arkin	(2)	Gary K. Kunkle, Jr.	(3)	Herman Morris, Jr.	(4)	Ben-Zion Zilberfarb
	☐	FOR all nominees listed above				☐ WITHHOLD AUTHORITY
		(except as listed to the contrary below)				to vote for all nominees listed above

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

2.	Approval of the proposed Annual Incentive Plan.

☐	FOR	☐	AGAINST	☐ ABSTAIN

3.	Approval of the proposed Amendment and Restatement of the 2003 Long-Term Incentive Plan.

☐	FOR	☐	AGAINST	☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT–THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.